Execution Version

Exhibit 10.1

REVOLVING CREDIT FACILITY AGREEMENT

between

CASH CONNECT CAPITAL PROPRIETARY LIMITED

(as Borrower, Guarantor and Obligors' Agent)

and

K2020 CONNECT PROPRIETARY LIMITED

(as Borrower and Guarantor)

and

FIRSTRAND BANK LIMITED

(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

(as Original Lender)

The Central 96 Rivonia Road	Docex 111 Sandton	www.werksmans.com
Sandton 2196 Johannesburg South Africa	Tel +27 11 535 8000
Private Bag 10015 Sandton 2146

Cash Connect - RCF Agreement

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Cash Connect - RCF Agreement

ANNEXURES

SCHEDULE 1 CONDITIONS PRECEDENT

SCHEDULE 2 - UTILISATION REQUEST

SCHEDULE 3 - FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 4 - FORM OF CLOSING CERTIFICATE

SCHEDULE 5 - FORM OF CONFIDENTIALITY UNDERTAKING

SCHEDULE 6 - FORM OF TRANSFER CERTIFICATE

SCHEDULE 7 - COMMERCIAL TERMS IN RESPECT OF CONSUMER LOANS

SCHEDULE 8 - ACCEPTABLE LENDERS

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Cash Connect - RCF Agreement

THIS AGREEMENT is entered into between:

(A) Cash Connect Capital Proprietary Limited (as Borrower, Guarantor and Obligors' Agent);

(B) K2020 Connect Proprietary Limited (as Borrower and Guarantor); and

(C) FirstRand Bank Limited (Acting Through Its Rand Merchant Bank division) (as Original Lender).

IT IS AGREED as follows:

1 DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement -

1.1.1 Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

1.1.2 Amended and Restated Limited Security Provider Guarantee Pledge and Cession means the amended and restated guarantee, cession and pledge concluded or to be concluded on or about the date of this Agreement by the Limited Security Providers in favour of the Original Lender, pursuant to which -

1.1.2.1 the Limited Security Providers guarantee, on a limited recourse basis, the due and punctual performance of the Obligor's obligations under and in terms of the Finance Documents; and

1.1.2.2 pledges and cedes, in securitatem debiti, its rights, title and interest in and to all of shares and claims from time to time held by them in the Obligors in favour of the Original Lender;

1.1.3 Auditors means one of BDO, PwC, EY, KPMG or Deloitte or any other firm approved in advance by the Lenders in writing;

1.1.4 Authorisation means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;

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1.1.5 Availability Period means the period commencing on the Closing Date and terminating on the date which falls 1 month prior to the Maturity Date;

1.1.6 Available Amount means, at any time, the Commitment minus the aggregate amount of the outstanding Loan;

1.1.7 Available Facility means, in relation to the Facility, the Commitment minus

1.1.7.1 the amount of any outstanding Utilisations under the Facility; and

1.1.7.2 in relation to any proposed Utilisation, the amount of any Utilisations that are due to be made under the Facility on or before the proposed Utilisation Date.

1.1.8 Borrowers means each of CCC and K2020 and a reference to Borrower means, as the context requires, either of them;

1.1.9 Business Day means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

1.1.10 CCC means Cash Connect Capital Proprietary Limited, registration number 2017/029430/07, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.11 CCMS means Cash Connect Management Solutions Proprietary Limited, registration number 2006/010530/07, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.12 Closing Certificate means a certificate substantially in the form of Schedule 4 (Form of Closing Certificate);

1.1.13 Closing Date means the date of the notice delivered by the Original Lender to the Obligors' Agent in accordance with the provisions of Clause 4.1 (Initial conditions precedent);

1.1.14 Code means the US Internal Revenue Code of 1986;

1.1.15 Commitment means ZAR400,000,000, to the extent not cancelled, reduced, transferred or increased under this Agreement;

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1.1.16 Companies Act means the Companies Act No. 71 of 2008;

1.1.17 Compliance Certificate means a certificate substantially in the form set out in Schedule 3 (Form of Compliance Certificate);

1.1.18 Confidential Information means all information relating to an Obligor, the Finance Documents or the Facility of which a Lender becomes aware in its capacity as, or for the purpose of becoming, a Lender or which is received by a Lender in relation to, or for the purpose of becoming a Lender under, the Finance Documents or the Facility from an Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that -

1.1.18.1 is or becomes public information other than as a direct or indirect result of any breach by a Lender of Clause 29 (Confidentiality); or

1.1.18.2 is identified in writing at the time of delivery as non-confidential by the Obligors' Agent or any of its advisers; or

1.1.18.3 is known by any Lender before the date the information is disclosed to it in accordance with Clauses 1.1.18.1 or 1.1.18.2 or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with an Obligor and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

1.1.19 Confidentiality Undertaking means a confidentiality undertaking in the form published by the Loan Market Association as set out in Schedule 5 (Form of Confidentiality Undertaking) or in such other form agreed between the Obligors' Agent and the Lenders;

1.1.20 Default means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

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1.1.21 Disruption Event means either or both of -

1.1.21.1 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

1.1.21.2 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of any Party preventing that Party, or any other Party, from:

1.1.21.2.1 performing its payment obligations under the Finance Documents; or

1.1.21.2.2 communicating with the other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

1.1.22 Distribution means any payment (whether in cash or in specie) by way of interest or principal (whether in respect of an intercompany or shareholder loan or otherwise), dividend, fee, royalty, management fees or other distribution or payment whatsoever (including, without limitation, by way of the repurchase of any shares) by or on behalf of (i) a company to or for the account of its shareholders, any holder of any of its securities or any other person or Affiliate; (ii) a trust to or for the account of its beneficiaries or any other person, and includes a "distribution" as defined in the Companies Act;

1.1.23 Entity means any natural or juristic person, association, business, close corporation, company, concern, enterprise, firm, partnership, Joint Venture, trust, undertaking, voluntary association, body corporate and any similar entity;

1.1.24 Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media -

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1.1.24.1 air (including, without limitation, air within natural or man-made structures, whether above or below ground);

1.1.24.2 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

1.1.24.3 land (including, without limitation, land under water);

1.1.25 Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law or any authorisation held (or required to be held) under applicable Environmental Law;

1.1.26 Environmental Law means any applicable law or regulation which relates to -

1.1.26.1 the pollution or protection of the Environment;

1.1.26.2 harm to or the protection of human health;

1.1.26.3 the conditions of the workplace; or

1.1.26.4 the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;

1.1.27 Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of each member of the Wider Group conducted on or from the properties owned or used by that member of the Wider Group;

1.1.28 Event of Default means any event or circumstance specified as such in Clause 20 (Events of Default);

1.1.29 Existing Facility Agreement means the written agreement titled "Revolving Credit Facility Agreement" concluded on or about 29 November 2022, between inter alios, CCC (as borrower), the parties listed in Part I of Schedule 1 thereto (The Original Parties) (as guarantors) and RMB (as lender) in terms of which RMB made a revolving credit facility available to CCC;

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1.1.30 Existing Facility Outstandings means the aggregate of all amounts of loan principal, accrued interest, prepayment penalties, fees and all other amounts outstanding in respect of the Existing Finance Documents;

1.1.31 Existing Finance Documents means the 'Finance Documents' as defined in the Existing Facility Agreement;

1.1.32 Facility means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facility);

1.1.33 Facility Outstandings means, at any time, the aggregate of all amounts of loan principal, accrued interest, fees and all other amounts owing by any Borrower to the Lenders under the Finance Documents at such time on account of the Facility, including without limitation, any claim for damages or restitution or any claim as a result of any recovery by a Borrower or another person of a payment or discharge under the Finance Documents on the grounds of preference;

1.1.34 FATCA means -

1.1.34.1 Sections 1471 to 1474 of the Code or any associated regulations;

1.1.34.2 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in Clause 1.1.34.1; or

1.1.34.3 any agreement pursuant to the implementation of any treaty, law or regulation referred to in Clauses 1.1.34.1 or 1.1.34.2 with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

1.1.35 FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

1.1.36 FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;

1.1.37 Final Discharge Date means the date on which -

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1.1.37.1 the Facility Outstandings have been irrevocably and unconditionally paid and discharged in full (whether or not as a result of enforcement); and

1.1.37.2 the Lenders have no commitment whatsoever to provide finance or any other form of credit or financial accommodation to any person under this Agreement,

as certified in writing by the Lenders within five Business Days of receipt of a request for confirmation from the Obligors' Agent, if all the requirements above have in fact been met;

1.1.38 Finance Documents means, collectively -

1.1.38.1 this Agreement;

1.1.38.2 the Subordination Agreement;

1.1.38.3 the Security Documents;

1.1.38.4 the Release Agreement;

1.1.38.5 each Utilisation Request;

1.1.38.6 each combined Compliance Certificate;

1.1.38.7 each Transfer Certificate;

1.1.38.8 any document amending any Finance Document referred to in clauses 1.1.38.1 to 1.1.38.7;

1.1.38.9 any consent or waiver granted by the Lenders under any Finance Document referred to in clauses 1.1.38.1 to 1.1.38.8; and

1.1.38.10 any other document designated as such by the Lenders and the Obligors' Agent in writing, and each a Finance Document as the context may require;

1.1.39 Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with IFRS, be treated as a balance sheet liability (other than an Operating Lease);

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1.1.40 Financial Indebtedness means any indebtedness for or in respect of -

1.1.40.1 moneys borrowed, credit provided and debit balances at financial institutions;

1.1.40.2 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

1.1.40.3 any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

1.1.40.4 the amount of any liability in respect of any Finance Lease;

1.1.40.5 receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

1.1.40.6 any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

1.1.40.7 any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

1.1.40.8 any amount raised by the issue of shares which are redeemable;

1.1.40.9 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

1.1.40.10 the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in Clauses 1.1.40.1 to 1.1.40.9;

1.1.41 Guarantor means each of the Borrowers in respect of the other Borrower;

1.1.42 Group means each Obligor and each of its Subsidiaries from time to time;

1.1.43 Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

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1.1.44 IFRS means -

1.1.44.1 the international accounting standards within the meaning of the IAS Regulation 1606/2002; or

1.1.44.2 the international financial reporting standards for small and medium enterprises, as issued from time to time by the International Account Standard Board or its successor body, in each case, to the extent applicable to the relevant financial statements;

1.1.45 Joint Venture means any joint venture entity, partnership or similar person, comprising an association of two or more persons to undertake a business enterprise through a combination of assets and/or expertise or incorporation, but specifically excluding any arrangement which comprises solely of a profit-sharing arrangement;

1.1.46 K2020 means K2020 Connect Proprietary Limited, registration number 2020/263969/07, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.47 K2021 means K2021477132 (South Africa) Proprietary Limited, registration number 2021/477132/07, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.48 Legal Fees and Expenses means the amount of all legal fees (plus VAT thereon) payable to Werksmans Inc and all disbursements (plus VAT on such disbursements) incurred in connection with the negotiation and preparation of this Agreement and the other Finance Documents;

1.1.49 Lender means -

1.1.49.1 the Original Lender; and

1.1.49.2 any bank or financial institution which becomes a Party as a Lender in accordance with Clause 21.1 (Cessions and delegations by the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement;

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1.1.50 Lesaka means Lesaka Technologies Proprietary Limited, registration number 2002/031446/07, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.51 Lesaka CTA means the written common terms agreement concluded on or about 27 February 2025 between, inter alios, Lesaka Technologies Inc. (as holdco), Lesaka (as term/RCF borrower), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as original senior lender, original WCF lender and facility agent), Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions (as original senior lender) and Bowwood and Main No 408 (RF) Proprietary Limited (as debt guarantor), as amended and/or restated from time to time;

1.1.52 Limited Security Providers means -

1.1.52.1 CCMS; and

1.1.52.2 K2021,

and each a Limited Security Provider as the context may require;

1.1.53 Loan means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

1.1.54 Longstop Date means 15 September 2025 (or such later date as the Original Lender may notify the Obligors' Agent in writing);

1.1.55 Material Adverse Effect means any event, matter or circumstance or combination of events, matters or circumstances, which, in the reasonable opinion of the Lenders, has or may have a material adverse effect on -

1.1.55.1 the business, operations, property or condition (financial or otherwise) or prospects of an Obligor or the Group taken as a whole;

1.1.55.2 the ability of a member of the Group or a Limited Security Provider to perform its obligations under the Finance Documents to which it is a party; or

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1.1.55.3 the validity or enforceability of any Finance Document or any Transaction Security or any right or remedy of any Lender arising under a Finance Document;

1.1.56 Material Wider Group Company has the meaning ascribed to the term "Material Group Company" in the Lesaka CTA;

1.1.57 Maturity Date means 30 June 2028;

1.1.58 Obligor Pledge and Cession means the pledge and cession agreement dated on or about the date of this Agreement between, inter alios, the Obligors (as cedents) and the Original Lender (as cessionary) in terms of which inter alia each Obligor pledges and cedes, in securitatem debiti, all its rights, title and interest in and to all and any cash, cash equivalents, bank accounts and book debts from time to time held by that Obligor in favour of the Lenders;

1.1.59 Obligors means, collectively, the Borrowers and the Guarantors, and each an Obligor as the context may require;

1.1.60 Obligors' Agent means CCC, appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to clause 1.5 (Obligors' Agent);

1.1.61 Operating Lease means any lease contract (concluded either prior to or after 1 January 2019), which would have been classified as an operating lease under IAS17 prior to 1 January 2019 and solely as a result of the adoption of IFRS 16 with effect from 1 January 2019 is now classified as a finance lease;

1.1.62 Original Financial Statements means in respect of each Borrower, its audited financial statements for its financial year ended on 30 June 2023;

1.1.63 Original Lender means RMB;

1.1.64 Party means a party to this Agreement and, collectively, the Parties;

1.1.65 Prime Rate means the basic rate of interest (per cent, per annum, compounded monthly in arrear and calculated on a 365 day year) from time to time quoted by the Original Lender as being its prime rate, certified by any manager of the Original Lender, whose appointment and designation need not be proved;

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1.1.66 Quasi-Security shall have the meaning ascribed thereto in Clause 19.15.1;

1.1.67 Refinancing means any arrangement pursuant to which the Facility Outstandings (and other amounts owing under the Finance Documents) are prepaid out of the proceeds of any new financial indebtedness directly or indirectly incurred by any Obligor for such purpose, and Refinanced shall bear a corresponding meaning;

1.1.68 Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

1.1.69 Release Agreement means the release and consent agreement, dated on or about the date of this Agreement, pursuant to which RMB agrees to release the Obligors from any security provided by them pursuant to the Existing Finance Documents, on the terms and on the conditions contained therein;

1.1.70 Relevant Rate means -

1.1.70.1 for the for the period commencing on the first Utilization Date and terminating on the first anniversary thereof, the Prime Rate less 0.10 per cent per annum;

1.1.70.2 after and including the first anniversary of the first Utilisation Date, the Prime Rate plus 0.35 per cent per annum; and

1.1.70.3 the percentage rate per annum contemplated in Clause 1.1.70.1 or 1.1.70.2 above, as applicable, plus, 2 per cent per annum following the occurrence of an Event of Default and whilst it is continuing;

1.1.71 Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

1.1.72 RMB means FirstRand Bank Limited (acting through its Rand Merchant Bank division), registration number 1929/001225/06, a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

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1.1.73 Sanctioned Entity means -

1.1.73.1 any Entity or person, country or territory which is listed on a Sanctions List or is subject to Sanctions; or

1.1.73.2 a person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;

1.1.74 Sanctioned Transaction means the use of the proceeds of the Facility for the purpose of financing or providing any credit, directly or indirectly, to -

1.1.74.1 a Sanctioned Entity; or

1.1.74.2 any other person or Entity, if a member of the Group has actual knowledge (or ought to have known) that the person or Entity proposes to use the proceeds of the financing or credit for the purpose of financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions;

1.1.75 Sanctions means any trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures imposed, administered from time to time by any Sanctions Authority;

1.1.76 Sanctions Authority means -

1.1.76.1 the government of the Republic of South Africa;

1.1.76.2 the government of Switzerland;

1.1.76.3 the government of Australia;

1.1.76.4 the United Nations;

1.1.76.5 the European Union;

1.1.76.6 the government of the United States of America;

1.1.76.7 the Council of Europe (founded under the Treaty of London, 1946);

1.1.76.8 the government of the Republic of France; and

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1.1.76.9 the government of the United Kingdom,

and any of their governmental authorities, including, without limitation, OFAC, the US Department of Commerce, the U.S. State Department or the US Department of the Treasury, His Majesty's Treasury and the French Ministry of Finance;

1.1.77 Sanctions List means the list of Specifically Designated Nationals and Blocked Persons List published by OFAC, the Consolidated List of Financial Sanctions Targets and Investments Ban List maintained by His Majesty's Treasury or any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time;

1.1.78 Secured Property means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security;

1.1.79 Security means a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

1.1.80 Security Documents means, collectively -

1.1.80.1 the Obligor Pledge and Cession;

1.1.80.2 the Amended and Restated Limited Security Provider Guarantee Pledge and Cession; and

1.1.80.3 any other document entered into by any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents, and each a Security Document as the context may require;

1.1.81 South Africa means the Republic of South Africa;

1.1.82 Subordination Agreement means the written agreement titled "Subordination Agreement" to be entered into on or about the date of this Agreement between, inter alios, the Obligors, the Limited Security Providers and the Original Lender;

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1.1.83 Subsidiary means a subsidiary as defined in the Companies Act and shall include any person who would, but for not being a "company" under the Companies Act, qualify as a "subsidiary" as defined in the Companies Act;

1.1.84 Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.85 Term means the period commencing on (and including) the Closing Date and ending on (and including) the Final Discharge Date;

1.1.86 Transaction Security means the Security created or expressed to be created in favour of the Lenders pursuant to the Security Documents;

1.1.87 Transfer has the meaning given to it in Clause 21.1 (Cessions and delegations by the Lender);

1.1.88 Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Lenders and the Obligors' Agent;

1.1.89 Treasury Transaction means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating;

1.1.90 Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents;

1.1.91 Utilisation means a utilisation of the Facility;

1.1.92 Utilisation Date means the date of a Utilisation, being the date on which the Loan (or a portion thereof) is to be made;

1.1.93 Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request);

1.1.94 VAT means (i) any value added tax as provided for in the Value Added Tax Act, 1991, (ii) any general service tax and (iii) any other tax of a similar nature; and

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1.1.95 Wider Group means, collectively, Lesaka Technologies Proprietary Limited and each of its Subsidiaries (including but not limited to the Obligors and the Limited Security Providers;

1.1.96 ZAR, Rand or R means South African Rand, the lawful currency of South Africa.

1.2 Financial Definitions

In this Agreement -

1.2.1 Bad Debt Provisions means any Obligor's "doubtful debts" as determined in accordance with IFRS;

1.2.2 Capital Adequacy Ratio means the ratio of the Equity Buffer to the CAR Net Loan Value, expressed as a percentage. For the purposes of calculating the "Capital Adequacy Ratio" where any single Consumer Loan to be taken into account for such calculation is for an amount that is equal to more than 5 per cent of the CAR Net Loan Value determined, then (i) the amount of that Consumer Loan to be taken into account for such calculation shall be an amount equal to 5 per cent of the Net Loan Value; and (ii) the amount of that Consumer Loan in excess of 5 per cent of the Net Loan Value shall pro-tanto reduce the Equity Buffer and the CAR Net Loan Value;

1.2.3 CAR Net Loan Value means the aggregate of all Consumer Loans less all Non-Performing Loans;

1.2.4 Consumer Loan means, at any time, the outstanding capital amount of any loan granted by an Obligor in the ordinary course of its business (excluding any loan to another member of the Group) and which has not been fully "written off" as determined in accordance with IFRS;

1.2.5 Equity Buffer means the aggregate of -

1.2.5.1 the Share Capital; plus

1.2.5.2 the Retained Earnings; plus

1.2.5.3 the Subordinated Shareholder Loans and Claims;

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1.2.6 Measurement Date means the last day of March, June, September and December of each year;

1.2.7 Measurement Period means each period of 12 months ending on a Measurement Date;

1.2.8 Net Loan Value means the aggregate of all Consumer Loans less all Bad Debt Provisions;

1.2.9 Non-Performing Loans means any Consumer Loan which is overdue for repayment by more than 30 days;

1.2.10 Retained Earnings means, for the relevant Measurement Period, the net income of the Obligors as determined in accordance with IFRS less any Distributions made by the Obligors to their shareholders from the Closing Date to the relevant Measurement Date;

1.2.11 Share Capital means, on any Measurement Date, the aggregate amount of the paid up share capital in respect of the ordinary shares in the Obligors; and

1.2.12 Subordinated Shareholder Loans and Claims means any claims of the Limited Security Providers relating to any shareholder or inter group loans made to the Obligors, and which have been contractually subordinated in writing in terms of the Subordination Agreement and ceded in security to the Lenders, in terms of the Amended and Restated Limited Security Provider Guarantee Pledge and Cession.

1.3 Construction

1.3.1 Unless a contrary indication appears, any reference in this Agreement to:

1.3.1.1 any Lender, any Borrower, any Obligor, the Obligors' Agent or either Party shall be construed so as to include its successors in title and permitted cessionaries;

1.3.1.2 a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrowers and the Lenders or, if not so agreed, is in the form specified by the Lenders;

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1.3.1.3 assets includes present and future properties, revenues and rights of every description;

1.3.1.4 an amendment includes an amendment, supplement, novation, re-enactment, replacement, restatement or variation and amend will be construed accordingly;

1.3.1.5 authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

1.3.1.6 a Finance Document or any other agreement or instrument includes (without prejudice to any prohibition on amendments) all amendments (however fundamental) to, or novations of, that Finance Document or other agreement or instrument, including any amendment or novation providing for any increase in the amount of the Facility or any additional facility or replacement facility;

1.3.1.7 the use of the word including followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

1.3.1.8 indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.3.1.9 a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

1.3.1.10 a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

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1.3.1.11 a disposal means a sale, transfer, cession, assignment, donation, grant, lease, licence or other alienation or disposal, whether voluntary or involuntary and whether pursuant to a single transaction or a series of transactions, and dispose will be construed accordingly;

1.3.1.12 a provision of law is a reference to that provision as amended or re- enacted; and

1.3.1.13 a time of day is a reference to Johannesburg time.

1.3.2 Section, Clause and Schedule headings are for ease of reference only.

1.3.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.3.4 A Default (other than an Event of Default) is continuing if it has not been remedied within any applicable remedy period expressly provided for in a Finance Document or waived in writing, and an Event of Default is continuing if it has not been waived in writing.

1.3.5 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation Clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.3.6 Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

1.3.7 The Schedules to any Finance Document form an integral part thereof and a reference to a Clause or a Schedule is a reference to a Clause of, or a schedule to, this Agreement.

1.3.8 The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

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1.3.9 The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the Clauses themselves do not expressly provide for this.

1.3.10 The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party's administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.3.11 Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

1.3.12 Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

1.4 Third party rights

1.4.1 Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

1.4.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

1.5 Obligors' Agent

1.5.1 Each Obligor (other than CCC) by its execution of this Agreement irrevocably appoints CCC to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises -

Cash Connect - RCF Agreement

1.5.1.1 CCC on its behalf to supply all information concerning itself contemplated by this Agreement to the Lenders and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and

1.5.1.2 each Lender to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to CCC.

1.5.2 In each case at clause 1.5.1, each Obligor shall be bound as though that Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

1.5.3 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.

1.5.4 The respective liabilities of the Obligors under the Finance Documents shall not be in any way affected by -

1.5.4.1 any actual or purported irregularity in any act done, or failure to act, by the Obligors' Agent;

1.5.4.2 the Obligors' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

1.5.4.3 any actual or purported failure by, or inability of, the Obligors' Agent to inform any Obligor of receipt by it of any notification under the Finance Documents.

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1.5.5 In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

2 THE FACILITY

Subject to the terms of this Agreement the Lender makes available to the Borrowers a ZAR denominated revolving credit facility in an amount equal to the Commitment.

3 PURPOSE

3.1 Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards -

3.1.1 firstly, discharging the structuring and execution fee in accordance with the provisions of Clause 9.1 and the Legal Fees and Expenses;

3.1.2 secondly, discharging CCC's obligations in respect of the Existing Facility Outstandings;

3.1.3 thirdly, repaying a loan made to CCC by CCMS in an amount of up to ZAR20,000,000; and

3.1.4 thereafter, funding the making of Consumer Loans by the Borrowers.

3.2 Monitoring

The Lenders are not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4 CONDITIONS OF UTILISATION

4.1 Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Original Lender has received (or in accordance with Clause 4.3 (Waiver or Deferral of Conditions Precedent), waived or deferred receipt, of) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Original Lender. The Original Lender shall notify the Obligors' Agent promptly upon being so satisfied.

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4.2 Further conditions precedent

Subject to the terms of this Agreement, the Lenders will only be obliged to comply with Clause 5.5 (Disbursement) if on the date of the Utilisation Request and on the proposed Utilisation Date -

4.2.1 no Default is continuing or would result from the proposed Utilisation;

4.2.2 no Material Adverse Effect has occurred or is continuing or would result from the proposed Utilisation; and

4.2.3 each of the representations set out at Clause 16 (Representations) are true and correct in all respects.

4.3 Waiver or deferral of conditions precedent

All conditions precedent contained in this Agreement have been inserted for the benefit of the Lenders. The Lenders may by notice to the Obligors' Agent, waive or defer delivery of any condition precedent, in whole or in part, and subject to such other conditions (if any) as it may in its sole and absolute discretion determine.

4.4 Failure to close

If the Closing Date has not occurred by the Longstop Date, the Commitment shall be immediately, automatically and without a requirement for notice to be given to any person, be cancelled and reduced to zero.

5 UTILISATION

5.1 Delivery of a utilisation request

5.1.1 A Borrower may utilise the Facility by delivery to the Lenders of a duly completed Utilisation Request.

5.1.2 Unless the Lenders otherwise agree, the latest time for receipt by the Lenders of a Utilisation Request is 11h00, two Business Days before the proposed Utilisation Date.

5.2 Completion of a Utilisation Request

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5.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless -

5.2.1.1 the proposed Utilisation Date is a Business Day within the Availability Period;

5.2.1.2 the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

5.2.1.3 it specifies an account in South Africa and in the name of the relevant Borrower into which the proceeds must be deposited.

5.2.2 Only two Utilisation Requests may be delivered in any calendar month.

5.3 Currency and amount

5.3.1 The currency specified in a Utilisation Request must be Rand.

5.3.2 The amount of a proposed Utilisation must be an amount which when taken together with any Loans already advanced in relation to the Facility is not more than the Available Facility. The amount of a proposed Utilisation must be a minimum of ZAR10,000,000 and in integrals of ZAR2,000,000, or if the Proposed Utilisation is less than the aforegoing minimum amounts, it must be for an amount which is less than or equal to the Available Facility.

5.4 Disbursement

If the conditions set out in this Agreement have been met, the Lenders must advance and lend to the relevant Borrower, who shall borrow from the Lenders, the Loan (or any portion thereof) on the relevant Utilisation Date as follows -

5.4.1 in respect of the first Utilisation, which shall occur no later than the date falling 2 Business Days after the Closing Date (unless otherwise agreed to by the Lenders in writing), by the Lenders -

5.4.1.1 discharging the structuring and execution fee, in accordance with the provisions of Clause 9.1 (Structuring and execution fee);

5.4.1.2 discharging the Legal Fees and Expenses;

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5.4.1.3 discharging the Existing Facility Outstandings on behalf of CCC (it being recorded that the obligations of the Original Lender to advance the payment contemplated by Clause 3.1.2 shall be set off against the obligation of CCC to repay the Existing Facility Outstandings to RMB, and an amount equal to the Existing Facility Outstandings shall be deemed to have been advanced by the Original Lender to CCC); and

5.4.1.4 discharging the payment contemplated in Clause 3.1.3, in accordance with the provisions of the relevant Utilisation Request; and

5.4.2 in respect of each other Utilisation, in accordance with the provisions of the relevant Utilisation Request.

5.5 Cancellation of commitment

The Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the Availability Period.

6 REPAYMENT

6.1 Repayment

6.1.1 Each Borrower shall repay the Loans made to it in full on the Maturity Date.

6.1.2 Without derogating from the provisions of Clause 6.1, the Borrowers shall repay all Facility Outstandings in full on the Maturity Date.

6.2 Reborrowing

A Borrower may reborrow any part of the Facility which is repaid in accordance with clause 7.5 (Voluntary prepayment of Loan).

7 REPAYMENT AND CANCELLATION

7.1 Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan/s -

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7.1.1 the Lender shall promptly notify the Obligors' Agent upon becoming aware of that event;

7.1.2 upon the Lender notifying the Obligors' Agent, the Commitment will be immediately cancelled; and

7.1.3 each Borrower shall repay the Lender's participation in the outstanding Loans made to that Borrower and all other Facility Outstandings within three Business Days after the Lender has notified the Obligors' Agent or, if earlier, the date specified by the Lender in the notice delivered to the Obligors' Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2 Sanctions

7.2.1 If -

7.2.1.1 Any Obligor or other member of the Wider Group or any of its Affiliates -

7.2.1.1.1 is or becomes a Sanctioned Entity; or

7.2.1.1.2 participates in any manner in any Sanctioned Transaction, the Obligors' Agent shall notify the Lenders promptly upon becoming aware of that event; or

7.2.1.2 a Lender or any Lender's Affiliates (Lender Group) becomes aware of any enforcement action under Sanctions, including any restriction on the ability of such Lender Group (or any member thereof) to conduct business with its current or future correspondent banks and/or in relation to the Lender Group (or any member thereof) as a result of the Lender's participation in the Finance Documents.

7.2.2 If any event contemplated by Clause 7.2.1occurs, the following shall apply -

7.2.2.1 the Lenders shall not be obliged to fund any Utilisation;

7.2.2.2 if the Lenders so require, it shall cancel the Commitment and the outstanding Loan and all other Facility Outstandings shall become due and payable, whereupon the Commitment will be cancelled and all such Facility Outstandings will become immediately due and payable.

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7.3 Control event

7.3.1 For the purposes of this Clause 7.3, Control Event means -

7.3.1.1 Lesaka Technologies Proprietary Limited ceases to directly or indirectly, beneficially and legally hold, and control, in aggregate 100 per cent of the votes that might be cast at a general meeting of CCMS;

7.3.1.2 CCMS ceases to directly, beneficially and legally hold and control 100 per cent of the issued share capital of CCC;

7.3.1.3 Lesaka Technologies Proprietary Limited ceases to directly or indirectly, beneficially and legally hold, and control, in aggregate, 100 per cent of the issued share capital of K2021; or

7.3.1.4 the K2021 ceases to directly, beneficially and legally hold and control 100 per cent of the issued share capital of K2020,

save, in each case, if the prior written consent of each Lender was obtained.

7.3.2 If, at any time, a Control Event occurs, then -

7.3.2.1 the Obligors' Agent shall promptly inform the Lenders of the same;

7.3.2.2 the Lenders shall not be obliged to fund a Utilisation or provide any form of financial accommodation to any Borrower under any Finance Document; and

7.3.2.3 if the Lenders so require, they may, on not less than five Business Days' written notice to the Obligors' Agent, cancel the Commitment and declare all of the Facility Outstandings immediately due and payable.

7.4 Voluntary cancellation

A Borrower may, if it gives the Lenders not less than 10 Business Days' (or such shorter period as the Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being a minimum amount of ZAR10,000,000) of the Available Facility.

7.5 Voluntary prepayment

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7.5.1 A Borrower may, if it gives the Lenders not less than five Business Days' (or such shorter period as the Lenders may agree) prior notice, prepay the whole or any part of the Loan/s (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of ZAR10,000,000).

7.5.2 Any voluntary prepayment made from the proceeds of a Refinancing shall prepay the Loan/s and all other Facility Outstandings, in full.

7.6 Restrictions

7.6.1 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.6.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

7.6.3 The Borrowers may reborrow any part of the Facility which is voluntarily prepaid (other than any prepayment pursuant to a Refinancing). Any voluntary prepayment made from the proceeds of a Refinancing shall prepay the Loan/s and all other Facility Outstandings in full, and the Commitment will be deemed to be cancelled on the date of prepayment.

7.6.4 No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Available Facility except at the times and in the manner expressly provided for in this Agreement.

7.6.5 No amount of the Available Facility cancelled under this Agreement may be subsequently reinstated.

7.6.6 If all or part of the Loan is repaid or prepaid and is not available for redrawing, an amount of the Commitment (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8 INTEREST

8.1 Calculation of interest

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The Facility Outstandings shall accrue interest at the Relevant Rate, which interest shall accrue on a daily basis (based on a year of 365 days (irrespective of whether the year in question is a leap year)) and shall be compounded monthly in arrears.

8.2 Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on each such Loan on the last Business Day of each month to occur during the Term.

8.3 Default interest

8.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on that Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2, is two per cent higher than the Relevant Rate (the Default Interest).

8.3.2 Any interest accruing under this Clause 8.3 shall be immediately payable by the relevant Obligor on first demand by the Lenders.

8.3.3 Default Interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each month applicable to that Unpaid Sum but will remain immediately due and payable.

8.4 Notification of rates of interest

The Lenders shall promptly notify the Obligors' Agent of the determination of a rate of interest under this Agreement.

9 FEES

9.1 Structuring and execution fee

9.1.1 CCC hereby unconditionally and irrevocably undertakes to pay an upfront non-refundable structuring fee of ZAR500,000 ("Structuring and Execution Fee") (plus VAT thereon) payable by CCC to the Original Lender on the earlier to occur of (i) the first Utilisation Date; and (ii) the date falling 10 Business Days after the Closing Date.

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9.1.2 The obligation of CCC to pay the Structuring and Execution Fee in accordance with the provisions of Clause 9.1.1 shall be discharged by the Original Lender applying an amount equal to the Structuring and Execution Fee of the proceeds of the first Utilisation of the Facility to discharge the Structuring and Execution Fee.

9.2 Commitment fee

9.2.1 CCC must pay to the Lenders a commitment fee computed at the rate of 1.15 per cent per annum on the Available Amount for the Availability Period.

9.2.2 The accrued commitment fee is payable on the last Business Day of each calendar month during the Availability Period, the last day of the Availability Period, and, if cancelled in full, on the cancelled amount of the Commitment at the time the cancellation is effective.

10 TAX GROSS UP AND INDEMNITIES

10.1 Definitions

10.1.1 In this Agreement -

10.1.1.1 Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

10.1.1.2 Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

10.1.1.3 Tax Payment means either the increase in a payment made by an Obligor to the Lenders under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

10.1.2 Unless a contrary indication appears, in this Clause 10 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

10.2 Tax gross-up

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10.2.1 Each Obligor shall make all payments to be made by it free and clear of and without any Tax Deduction, unless a Tax Deduction is required by law.

10.2.2 The Obligors' Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lenders accordingly. Similarly, a Lender shall notify the Obligors' Agent on becoming so aware in respect of a payment payable to that Lender.

10.2.3 If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

10.2.4 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

10.2.5 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Obligor shall deliver to the Lender entitled to the payment evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3 Tax indemnity

10.3.1 Each Obligor shall (within three Business Days of demand by a Lender) pay to that Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Lender in respect of a Finance Document.

10.3.2 Clause 10.3.1 - shall not apply -

10.3.2.1 with respect to any Tax assessed on a Lender under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

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10.3.2.2 to the extent that a loss, liability or cost -

10.3.2.2.1 is compensated for by an increased payment under Clause 10.2 (Tax gross-up); or

10.3.2.2.2 relates to a FATCA Deduction required to be made by a Party.

10.3.2.3 Where a Lender makes, or is intending to make, a claim under 10.3.2.1, it shall promptly notify the Obligors' Agent in writing of the event which will give, or has given, rise to the claim.

10.3.2.4 Where a Lender makes, or intends to make a claim, under Clause 10.3.1, it shall promptly notify the Obligors' Agent in writing of such claim.

10.4 Tax credit

If an Obligor makes a Tax Payment and a Lender determines that -

10.4.1 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

10.4.2 that Lender has obtained, utilised and retained that Tax Credit,

then that Lender shall pay an amount to that Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

10.5 Stamp taxes

Each Obligor shall indemnify each Lender against, and shall (within three Business Days of demand) pay to the relevant Lender, any cost, loss or liability that that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.6 Value-added tax

10.6.1 All amounts set out or expressed to be payable under a Finance Document by an Obligor to a Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly if VAT is or becomes chargeable on any supply made by a Lender to an Obligor under a Finance Document, that Obligor shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to the relevant Obligor).

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10.6.2 Where a Finance Document requires an Obligor to reimburse or indemnify a Lender for any costs or expenses, that Obligor shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

10.6.3 Notwithstanding anything to the contrary contained in this Clause 10.6 (Value-added tax), each Obligor hereby irrevocably and unconditionally appoints the Lenders as its representative and agent to, in its name, place and stead, and for and on its behalf, make payment of all expenses referred to in Clause 14 (Costs and Expenses) directly to such third parties in accordance with Clause 14 (Costs and Expenses), which amounts shall be immediately due and recoverable from the relevant Obligor on demand.

10.7 FACTA information

10.7.1 Subject to Clause 10.7.3, each Party shall, within 10 Business Days of a reasonable request by another Party -

10.7.1.1 confirm to that other Party whether it is -

10.7.1.1.1 a FATCA Exempt Party; or

10.7.1.1.2 not a FATCA Exempt Party;

10.7.1.2 supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

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10.7.1.3 supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

10.7.2 If a Party confirms to another Party pursuant to Clause 10.7.1.1 that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party promptly in writing.

10.7.3 Clause 10.7.1 shall not oblige any Lender to do anything, and Clause 10.7.1.3 shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of -

10.7.3.1 any law or regulation;

10.7.3.2 any fiduciary duty; or

10.7.3.3 any duty of confidentiality.

10.7.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 10.7.1.1 or 10.7.1.2 (including, for the avoidance of doubt, where Clause 10.7.1.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

10.8 FACTA deduction

10.8.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

10.8.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

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11 INCREASED COSTS

11.1 Increased costs

11.1.1 Subject to Clause 11.3 (Exceptions), each Obligor shall, within three Business Days of a demand by a Lender, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender or any of its Affiliates as a result of -

11.1.1.1 the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

11.1.1.2 compliance with any law or regulation made after the date of this Agreement; or

11.1.1.3 compliance with any aspect of the Basel Framework (including any national regulation which implements the Basel Framework) made before or after the date of this Agreement,

including, without limitation, any such law or regulation (including a Basel Framework directive) concerning capital adequacy requirements, liquid asset holding requirements, special deposit requirements, prudential limits, reserve assets or Tax.

11.1.2 In this Agreement -

11.1.2.1 Increased Costs means -

11.1.2.1.1 a reduction in the rate of return from the Facility or on a Lender's (or its Affiliate's) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Lender);

11.1.2.1.2 an additional or increased cost; or

11.1.2.1.3 a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Lender or any of its Affiliates to the extent that it is attributable to that Lender having entered into the Finance Documents or funding or performing its obligations under any Finance Document;

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11.1.2.2 Basel Framework means -

11.1.2.2.1 the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented, restated or reformed;

11.1.2.2.2 the agreements on inter alia the capital treatment of credit risk, operational risk and the credit valuation adjustment, the imposition of an output floor, revisions to the definition of the leverage ratio and the application of the leverage ratio to global systemically important bank published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

11.1.2.2.3 the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated;

11.1.2.2.4 any revised principles or standards published by the Basel Committee on Banking Supervision relating to any reforms of Basel III or other principles and standards incorporated into the consolidated Basel Framework by the Basel Committee on Banking Supervision relating to the regulation, supervision, governance and risk management of the banking sector; and

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11.1.2.2.5 any other guidance, standards or directives published by the Basel Committee on Banking Supervision relating to "Basel III", the "Basel III" reforms or Basel IV;

11.1.2.3 Basel IV means papers prepared by the Basel Committee on Banking Supervision (i) in January 2016 entitled "Minimum Capital Market Requirements", (ii) in March 2016 entitled "Revisions to the Standardised Approach for credit risk", (iii) in June 2016 entitled "Reducing variation in credit risk-weighted assets - constraints on the use of internal model approaches", and (iv) all other publications considered part of Basel IV, and in each case, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law but which are generally complied with).

11.2 Increased cost claims

11.2.1 If a Lender intends making a claim pursuant to Clause 11.1 (Increased costs) it shall notify the Obligors' Agent in writing of the event giving rise to the claim.

11.2.2 Each Lender shall, as soon as practicable after a demand by a Borrower, provide a certificate confirming the amount of its Increased Costs.

11.3 Exceptions

11.3.1 Clause 11.1 (Increased costs) does not apply to the extent any Increased Cost is -

11.3.1.1 attributable to a Tax Deduction required by law to be made by an Obligor;

11.3.1.2 compensated for by Clause 10.3 (Tax indemnity) (or would have been compensated for under Clause 10.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 10.3.2 applied);

11.3.1.3 attributable to the wilful breach by the relevant Lender or its Affiliates of any law or regulation; or

11.3.1.4 attributable to a FATCA Deduction required to be made by a Party.

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11.3.2 In this Clause 11.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 10.1 (Definitions).

12 OTHER INDEMNITIES

12.1 Other indemnities

Each Obligor shall indemnify each Lender against, and shall (within three Business Days of demand) pay to each Lender, any properly evidenced cost, loss or liability incurred by the Lender directly as a result of -

12.1.1 the occurrence of any Default;

12.1.2 the information produced or approved by an Obligor under or in connection with the Finance Documents being or being alleged to be misleading and/or deceptive in any respect;

12.1.3 any enquiry, investigation, subpoena (or similar order) or litigation with respect to an Obligor or with respect to the transactions contemplated or financed under this Agreement;

12.1.4 a failure by an Obligor to pay any amount due under a Finance Document on its due date;

12.1.5 funding, or making arrangements to fund, the Loan requested by any Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by that Lender alone); or

12.1.6 the Loan (or part of the Loan) not being prepaid in accordance with the terms of this Agreement.

12.2 Each Obligor shall indemnify each Lender, each Affiliate of a Lender and each officer or employee of a Lender or its Affiliate, against, and shall within three Business Days of demand pay to any Lender, any cost, loss or liability incurred by the Lender or its Affiliate (or officer or employee of the Lender or Affiliate) in connection with or arising out of the use of proceeds under the Facility or Transaction Security being taken over the Secured Property (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Lender or its Affiliate (or employee or officer of the Lender or Affiliate). Any Affiliate or any officer or employee of a Lender or its Affiliate may rely on this Clause 12.2.

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12.3 Environmental indemnity

Each Obligor agrees to indemnify each Lender and its officers and employees (together the Indemnified Parties) against any loss or liability (other than any consequential cost, loss or liability) suffered or incurred by that Indemnified Party (except to the extent caused by such Indemnified Party's own gross negligence or wilful default) which -

12.3.1 arises by virtue of any actual or alleged breach of any Environmental Law whether by an Obligor, and Indemnified Party or any other person; or

12.3.2 arises in connection with an Environmental Claim,

which relates to any member of the Wider Group, any assets of any member of the Wider Group or the operation of all or part of the business of any member of the Wider Group and which would not have arisen if the Finance Documents or any of them had not been executed by the Lender.

13 MITIGATION BY THE LENDERS

13.1 Mitigation

13.1.1 The Lenders shall, in consultation with the Obligors' Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 10 (Tax Gross-Up and Indemnities) or Clause 11 (Increased Costs).

13.1.2 Clause 13.1.1 does not in any way limit the obligations of the Obligors under the Finance Documents.

13.2 Limitation of liability

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13.2.1 Each Obligor hereby indemnifies each Lender against, and shall promptly pay to it, all costs and expenses incurred by that Lender as a result of steps taken by it under Clause 13.1 (Mitigation).

13.2.2 A Lender is not obliged to take any steps under Clause 13.1 (Mitigation) if, in the opinion of that Lender (acting reasonably)  -

13.2.2.1 any law or regulation would not allow or permit it; or

13.2.2.2 to do so might be prejudicial to it.

14 COSTS AND EXPENSES

14.1 Transaction expenses

Each Borrower shall promptly on demand pay the Lenders the amount of all costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of -

14.1.1 the Transaction Security, this Agreement and any other documents referred to in this Agreement; and

14.1.2 any other Finance Documents executed after the date of this Agreement.

14.2 Amendment costs

14.2.1 If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within three Business Days of demand, reimburse each Lender for the amount of all costs and expenses (including legal fees) incurred by any of them in responding to, evaluating, negotiating or complying with that request or requirement.

14.2.2 If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Borrowers shall, within three Business Days of demand, reimburse each Lender for the amount of all costs and expenses (including legal fees) incurred by that Lender in connection with evaluating, negotiating or complying with any such requirement.

14.3 Enforcement costs

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The Borrowers shall, within three Business Days of demand, pay to each Lender the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement) incurred by that Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15 GUARANTEE AND INDEMNITY

15.1 Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally, as a principal obligor and not merely as a surety and on the basis of discrete obligations enforceable against it -

15.1.1 guarantees to each Lender punctual performance by an Obligor of all its obligations under the Finance Documents;

15.1.2 undertakes to each Lender that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

15.1.3 agrees with each Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender immediately on demand against any cost, loss or liability it incurs as a result of the Obligors not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by an Obligor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.2 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3 Reinstatement

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If any discharge, release or arrangement (whether in respect of the obligations of the Obligors or any security for those obligations or otherwise) is made by a Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, business rescue proceedings, liquidation, winding-up or otherwise, without limitation, then the liability of each Guarantor under this Clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred and each Lender shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the discharge, release or arrangement had not occurred.

15.4 Waiver of defences

The obligations of the Guarantors under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 15 - (without limitation and whether or not known to it or any Lender) including -

15.4.1 any time, waiver or consent granted to, or composition with, any Obligor or other person;

15.4.2 the release of an Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

15.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

15.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

15.4.5 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

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15.4.6 any unenforceability, illegality, invalidity, suspension or cancellation of any obligation of any person under this Agreement or any other Finance Document or any other document or security;

15.4.7 any insolvency, liquidation, winding-up, business rescue or similar proceedings (including, but not limited to, receipt of any distribution made under or in connection with those proceedings);

15.4.8 this Agreement or any other Finance Document not being executed by or binding against t any Obligor or any other party; or

15.4.9 any other fact or circumstance arising on which an Obligor might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

15.5 Guarantor intent

Without prejudice to the generality of Clause 15.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.6 Immediate recourse

Each Guarantor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.7 Appropriations

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Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Lender (or any trustee or agent on its behalf) may -

15.7.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Lender (or agent or other person on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and an Obligor shall not be entitled to the benefit of the same; and

15.7.2 hold in an interest-bearing suspense account any moneys received from a Guarantor or on account of the Guarantors' liability under this Clause 15.

15.8 Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lenders otherwise direct, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 15 -

15.8.1 to be indemnified by any Obligor;

15.8.2 to claim any contribution from any other guarantor of or provider of security for the Obligor's obligations under the Finance Documents;

15.8.3 to take the benefit (in whole or in part and whether by way of subrogation, cession of action or otherwise) of any rights of the Lenders under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Lender;

15.8.4 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which it has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and indemnity);

15.8.5 to exercise any right of set-off against any Obligor; and/or

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15.8.6 to claim, rank, prove or vote as a creditor or shareholder of an Obligor in competition with any Lender.

If any Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lenders by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for, or otherwise for the benefit of, the Lenders and shall promptly pay or transfer the same to the Lenders or as the Lenders may direct for application in accordance with Clause 22 (Payment Mechanics).

15.9 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Lender.

16 REPRESENTATIONS

16.1 Each Obligor makes the representations and warranties set out in this Clause 16 to the Lenders.  A reference in this Clause to "it" or "its" includes, unless the context otherwise requires, each Obligor.  The Lenders have entered into the Finance Documents on the strength of, and relying on, the representations and warranties set out below, each of which shall be deemed to be a separate representation and warranty given without prejudice to any other representation or warranty and deemed to be a material representation inducing the Lenders to enter into the Finance Documents.

16.2 Each Obligor recognises and agrees that the Lenders would not have entered into this Agreement and/or the other Finance Documents but for the representations and warranties contained in this Agreement.

16.3 Status

16.3.1 It is a limited liability corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

16.3.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.4 Binding obligations

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16.4.1 The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations enforceable against such Obligor in accordance with its respective terms.

16.4.2 Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation or formation.

16.4.3 Without limiting the generality of Clause 16.4.1, each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

16.5 Non-conflict with other obligations

The entry into and performance by it, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with -

16.5.1 any law or regulation applicable to it;

16.5.2 the constitutional documents of it or of any member of the Group; or

16.5.3 any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

16.6 Power and authority

16.6.1 It has the legal capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.6.2 No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

16.7 Validity and admissibility in evidence

16.7.1 All Authorisations required or desirable -

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16.7.1.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

16.7.1.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

16.7.2 All Authorisations necessary for the conduct of its and each member of the Group's business, trade and ordinary activities have been obtained or effected and are in full force and effect.

16.8 Governing law and enforcement

16.8.1 The choice of the governing law of each Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.8.2 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.9 Insolvency and financial distress

16.9.1 No -

16.9.1.1 corporate action, legal proceeding or other procedure or step described in Clause 20.7 (Insolvency and business rescue proceedings); or

16.9.1.2 creditors' process described in Clause 20.8 (Creditors' process),

has been taken or threatened in relation to any Obligor or Material Wider Group Company and none of the circumstances described in Clause 20.6 (Insolvency) applies to any Obligor or Material Wider Group Company.

16.9.2 No Obligor or Wider Material Group Company is Financially Distressed (as defined in the Companies Act).

16.10 No filing or stamp taxes

Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration notarial or similar Tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

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16.11 Deduction of tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.12 No default

16.12.1 No Event of Default and, on the date of this Agreement, the Closing Date, the date of each Utilisation Request and each Utilisation Date, no Default is continuing or is reasonably likely be expected to result from the making of any Utilisation or the entry into, the performance of or any transaction contemplated by, any Finance Document.

16.12.2 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) or an event resulting in an obligation to create security, under any other agreement or instrument which is binding on it or any of its Subsidiaries or which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

16.13 No misleading information

16.13.1 All information supplied by or on behalf of any member of the Group to the Lender under or in connection with the Finance Documents is true, complete and accurate in all respects as at the date it was given and is not misleading in any respect.

16.13.2 No event or circumstance has occurred or arisen and no information has been omitted from all information provided to the Lender by or on behalf of any Obligor in connection with the Finance Documents and no information has been given or withheld that results in the information provided to the Lender by or on behalf of any Obligor or any other member of the Group in connection with the Finance Documents being untrue or misleading in any respect.

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16.13.3 No information has been given or withheld by any Obligor or any other member of the Group which, if disclosed, is reasonably likely to result in the information or projections referred to above being untrue or misleading in any respect.

16.13.4 All forecasts and projections contained in any information supplied by or on behalf of any Obligor or any other member of the Group to the Lenders under or in connection with the Finance Documents were prepared on the basis of recent historical information and assumptions which were fair and reasonable at that date and were not misleading in any respect.

16.14 Financial statements

16.14.1 The Original Financial Statements were prepared in accordance with IFRS consistently applied.

16.14.2 The audited Original Financial Statements fairly present its financial condition and its results of operations during the relevant financial year.

16.14.3 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of any member of the Group) since the date of the Original Financial Statements.

16.14.4 Its most recent financial statements delivered pursuant to Clause 17.1 (Financial statements) -

16.14.4.1 have been prepared in accordance with IFRS or IFRS for SMEs (as applicable) as applied to the Original Financial Statements; and

16.14.4.2 truly and fairly present its financial condition (consolidated, if applicable) as at the end of, and its results of operations (consolidated, if applicable) for, the period to which they relate.

16.15 Assets

It and each member of the Group owns or has leased or licensed to it, and has all authorisations required under applicable law or regulations to use, the assets necessary to carry on its business as presently conducted.

16.16 Pari passu ranking

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Each Obligor's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.17 No proceedings

16.17.1 No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency have been started or threatened against it or any of member of the Group.

16.17.2 No judgment or order of a court, arbitral body or agency has been made against it or any of member of the Group which remains outstanding.

16.18 No breach of laws

16.18.1 It has not (and no member of the Group has) breached any law or regulation which is material to the conduct of its business.

16.18.2 No labour disputes are current or threatened against it or any member of the Group.

16.19 Environmental laws

16.19.1 Each member of the Wider Group is in compliance with Clause 19.3 (Environmental compliance) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to (a) have a Material Adverse Effect or (b) result in a financial liability for any Lender.

16.19.2 All Environmental Permits required for it and its Subsidiaries which are members of the Wider Group to carry on their respective businesses in the ordinary course have been obtained or effected and are in full force and effect.

16.19.3 No Environmental Claim has commenced or is threatened against member of the Wider Group where that claim has or is reasonably, if determined against that member of the Wider Group, to have a Material Adverse Effect.

16.20 Taxation

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16.20.1 It is not (and no member of the Group is) overdue in the filing of any Tax returns and it is not (and no member of the Group is) overdue in the payment of any amount in respect of Tax, save that the tax returns for the Borrowers and K2021 for 2024 have not yet been filed.

16.20.2 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Group) with respect to Taxes.

16.20.3 It is resident for Tax purposes only in its jurisdiction of incorporation.

16.21 Anti-corruption law

Each member of the Wider Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

16.22 Security and financial indebtedness

16.22.1 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

16.22.2 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

16.22.3 Each Security Document validly creates the security interest which is expressed to be created by that Security Document, and the Transaction Security so established -

16.22.3.1 is valid and effective;

16.22.3.2 constitutes first priority Security of the type described, over the assets referred to, in the relevant Security Document and those assets are not subject to any prior or pari passu Security in favour of any other person; and

16.22.3.3 is not subject to avoidance in the event of any winding-up, dissolution or administration involving any member of the Group or Limited Security Provider.

16.23 Ranking

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16.23.1 Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.23.2 The Transaction Security has first ranking priority and the Secured Property is not subject to any prior ranking or pari passu ranking Security.

16.24 Sanctions

No Obligor is (and no member of the Wider Group is) party to or participates in any Sanctioned Transaction, has contravened any Sanctions or is targeted under any Sanctions.

16.25 Good title to assets

It and each member of the Group has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

16.26 Legal and beneficial ownership

It and each member of the Group is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

16.27 Shares

16.27.1 The shares of any Obligor or other member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights which have not been waived.

16.27.2 The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

16.27.3 There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than under the management incentive scheme approved by the Lenders.

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16.28 Financial year end

The financial year end of each Obligor is the last day of June of each year.

16.29 No adverse consequences

16.29.1 It is not necessary under the laws of its jurisdiction of incorporation -

16.29.1.1 in order to enable any Lender to enforce its rights under any Finance Document; or

16.29.1.2 by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Lender should be licensed, qualified or otherwise entitled to carry on business in any of its jurisdiction of incorporation.

16.29.2 No Lender is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

16.30 Origination, Administration and Management Fees

As at the date of making any payment contemplated in Clause 19.23 (Origination, Administration and Management Fees), immediately prior to and following such payment the Obligors are in compliance with the financial covenants contemplated in Clause 18.1 (Financial condition).

16.31 Times when representations made

16.31.1 All the representations and warranties in this Clause 16 are, unless expressed to be given at a specific date, made by each Obligor on -

16.31.1.1 the date of this Agreement;

16.31.1.2 on the date of each Utilisation Request;

16.31.1.3 on each Utilisation Date;

16.31.1.4 the Closing Date; and

16.31.1.5 on the first day of each Interest Period.

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16.31.2 Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

17 INFORMATION UNDERTAKINGS

17.1 Financial statements

The Obligors' Agent undertakes to supply to the Lenders (in sufficient copies) -

17.1.1 as soon as the same become available, but in any event within 180 days after the end of each of its financial years from the financial year ending 30 June 2025, each Borrower's audited financial statements for that financial year; and

17.1.2 as soon as they are available, but in any event within 75 days after the end of each quarter of each of its financial years (other than those for the fourth quarter of any financial year which shall be provided within 90 days after the end of that quarter), -

17.1.2.1 the combined quarterly management accounts for the Borrowers (which shall include, without limitation, a cash flow statement, income statement and balance sheet on a year-to-year basis) for that quarter; and

17.1.2.2 the quarterly management accounts for each Borrower (which shall include, without limitation, a cash flow statement, income statement and balance sheet on a year-to-year basis) for that quarter as well as a cash flow statement, income statement and balance sheet on a year-to-year basis for each other Obligor.

17.2 Compliance certificate

17.2.1 The Obligors' Agent shall deliver to the Lenders -

17.2.1.1 with each set of financial statements and management accounts delivered pursuant to Clause 17.1 (Financial statements), a combined Compliance Certificate setting out computations as to compliance of the Obligors with Clause 18 (Financial Covenants) as at each Measurement Date and each date at which those financial statements or management accounts, as applicable, were drawn up; and

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17.2.1.2 within ten Business Days of request by a Lender, a combined Compliance Certificate setting out computations as to compliance of the Obligors with Clause 18 (Financial Covenants) as at the date set out in the request delivered by that Lender.

17.2.2 Each combined Compliance Certificate shall be signed by one director and the chief financial officer of the Obligors' Agent and, in relation to each set of financial statements delivered pursuant to Clause 17.1.1, by the Auditors.

17.3 Requirements as to financial statements

17.3.1 Each set of financial statements and management accounts delivered by the Obligors' Agent pursuant to Clause 17.1 (Financial statements) shall be certified by the chief financial officer and one director of the Obligors' Agent, as fairly representing the Obligors' financial condition as at the date as at which those financial statements or management accounts were drawn up.

17.3.2 The Obligors' Agent shall procure that each set of financial statements and management accounts delivered pursuant to Clause 17.1 (Financial statements) is prepared using IFRS, accounting practices and financial reference periods consistently applied unless, in relation to any set of financial statements or management accounts, it notifies the Lenders that there has been a change in IFRS, the accounting practices or reference periods and the Auditors deliver to the Lenders a description of any change necessary for those financial statements to reflect IFRS, accounting practices and reference periods provided that such change cannot be made without the prior written consent of the Lenders.

17.4 Board packs

The Obligors' Agent shall, on request by the Lenders, deliver to the Lenders, at the same time they are distributed to the relevant board of directors, copies of all board packs submitted to the board of directors of an Obligor.

17.5 Information: miscellaneous

The Obligors' Agent shall supply to the Lenders -

17.5.1 copies of all documents dispatched by any Obligor to -

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17.5.1.1 its creditors generally (or any class of them); or

17.5.1.2 its shareholders (or any class of them) generally pursuant to any applicable law or regulation,

at the same time as they are dispatched;

17.5.2 promptly upon becoming aware of them, details and copies of any changes proposed to or made to the constitutional documents of any Obligor (including the filing of any Memorandum of Incorporation under the Companies Act), where such changes do, or are reasonably likely to, adversely affect the interests of the Lenders;

17.5.3 promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against any Obligor, or any other member of the Group, and, in the case of any litigation, arbitration or administrative proceedings, involve liability in an aggregate amount which (together with any other liability in respect of litigation, arbitration or administrative proceedings) is in excess of R5,000,000;

17.5.4 promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor;

17.5.5 promptly, such information as the Lenders may require about the Secured Property and compliance of any Obligor, member of the Group or Limited Security Provider with the terms of any Security Documents;

17.5.6 promptly, such further information regarding the financial condition, business and operations of any Obligor, or any other member of the Group as the Lenders may reasonably request;

17.5.7 promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of that Obligor accompanied by specimen signatures of any new authorised signatories;

17.5.8 promptly upon request, such additional information or documentation as the Lenders may reasonably require.

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17.6 Auditors

No Obligor shall change its auditors from those retained by it as at the date of this Agreement unless the auditor so appointed is an Auditor.

17.7 Notification of default

17.7.1 Each Obligor shall notify the Lenders of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.7.2 Promptly upon a request by the Lenders, the Obligors' Agent shall supply to the Lenders a certificate signed by 2 of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.8 "Know your customer" checks

If -

17.8.1 the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

17.8.2 the on-going compliance with any know your customer or similar identification procedures;

17.8.3 any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

17.8.4 a proposed Transfer by a Lender of any of its rights and/or obligations under this Agreement, obliges any Lender (or, in the case of Clause 17.8.4, any prospective new Lender) to comply with "know your customer" or similar identification procedures whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, the Obligors' Agent shall promptly upon the request of such Lender supply, or procure the supply of, such documentation and other evidence as is requested by that Lender (for itself or, in the case of the event described in Clause 17.8.4, on behalf of any prospective new Lender) in order for that Lender or, in the case of the event described in Clause 17.8.4, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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18 FINANCIAL COVENANTS

18.1 Financial condition

The Obligors shall ensure that at all times during the Term the Capital Adequacy Ratio is greater than 20 per cent.

18.2 Financial testing

The financial covenants set out in Clause 18.1 (Financial condition) shall be calculated in accordance with IFRS and tested on each Measurement Date, by reference to the financial statements and management accounts delivered pursuant to Clause 17.1 (Financial statements) and each combined Compliance Certificate delivered pursuant to Clause 17.2 (Compliance Certificate).

19 GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Commitment is in force.

19.1 Authorisations

Each Obligor shall (and shall ensure that each other member of the Group will) promptly -

19.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

19.1.2 supply certified copies to the Lenders of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to -

19.1.3 enable it to perform its obligations under the Finance Documents;

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19.1.4 ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document, and

19.1.5 carry on its business in the ordinary course and in all material respects as it is being conducted.

19.2 Compliance with laws

Each Obligor shall (and shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject, and obtain and comply with all permits and licenses, in each case, to the extent the same are material to the conduct of its business.

19.3 Environmental compliance

Each Obligor shall (and shall ensure that each member of the Wider Group will) -

19.3.1 comply with all Environmental Laws;

19.3.2 obtain, maintain and ensure compliance with all requisite Environmental Permits; and

19.3.3 implement procedures to monitor compliance with and to prevent liability under any Environmental Laws.

19.4 Environmental claims

Each Obligor shall (and shall ensure that each member of the Wider Group will) promptly upon becoming aware of the same, inform the Lenders in writing of -

19.4.1 any Environmental Claim against any member of the Wider Group which is current, pending or threatened; and

19.4.2 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Wider Group,

where the Environmental Claim, is material to the conduct of the business of a member of the Group or is reasonably likely to result in a financial liability for the Lenders.

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19.5 Anti-corruption law

19.5.1 No Obligor shall (and shall ensure that no other member of the Wider Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Prevention and Combatting of Corrupt Activities Act, 2004, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

19.5.2 Each Obligor shall (and shall ensure that each other member of the Wider Group will) -

19.5.2.1 conduct its businesses in compliance with applicable anti-corruption laws; and

19.5.2.2 maintain policies and procedures designed to promote and achieve compliance with such laws.

19.6 Sanctions

19.6.1 No Obligor shall (and shall ensure that no other member of the Wider Group will) -

19.6.1.1 contravene any Sanctions;

19.6.1.2 be a party to or participate in a Sanctioned Transaction in any manner.

19.6.2 Each Obligor shall (and shall ensure that each other member of the Wider Group will) maintain and implement policies and procedures designed to prevent it from being or becoming involved in a Sanctioned Transaction.

19.7 Taxation

19.7.1 Each Obligor shall (and shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that -

19.7.1.1 such payment is being contested in good faith;

19.7.1.2 the amount under dispute is not in excess of ZAR5,000,000 in aggregate;

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19.7.1.3 adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 17.1 (Financial statements); and

19.7.1.4 such payment can be lawfully withheld and the amount of any such payment does not exceed ZAR5,000,000 in aggregate.

19.7.2 No member of the Group may change its residence for Tax purposes.

19.8 Merger

No Obligor shall (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than with the express prior consent of the Lenders.

19.9 Change of business

19.9.1 Each Obligor shall procure that no change is made to the general nature of its business from that carried on as at the date of this Agreement (being as detailed in Schedule 7.

19.9.2 Each Obligor shall procure that no change is made to its lending criteria or to its normal commercial terms in respect of Consumer Loans, as more fully detailed in Schedule 7, without the prior written consent of the Lenders.

19.10 Acquisitions

No Obligor shall (and shall ensure that no other member of the Group will) acquire or subscribe for shares or other ownership interests in or securities of any company or other person, acquire any business or incorporate any company or other person without the prior written consent of the Lenders.

19.11 Joint venture

No Obligor shall (and shall ensure that no other member of the Group will) without the prior written consent of the Lenders -

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19.11.1 enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture, whether incorporated or unincorporated; or

19.11.2 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

19.12 Preservation of assets

Each member of the Group shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

19.13 Pari passu ranking

Each Obligor shall ensure that at all times any claims of the Lenders against each Obligor under the Finance Documents rank at least pari passu with the claims of all of the Obligor's unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by applicable law.

19.14 Insurance

19.14.1 Each Obligor shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

19.14.2 All insurances must be with reputable independent insurance companies or underwriters.

19.15 Negative pledge

19.15.1 In this Clause 19.15, Quasi-Security means an arrangement or transaction described in Clause 19.15.3.

19.15.2 No Obligor shall (and shall ensure that no other member of the Group will) create or permit to subsist any Security or Quasi-Security over any of its assets.

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19.15.3 No Obligor shall (and shall ensure that no other member of the Group will) -

19.15.3.1 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

19.15.3.2 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

19.15.3.3 enter into or permit to subsist any title retention arrangement;

19.15.3.4 enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

19.15.3.5 enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

19.15.4 Clauses 19.15.2 and 19.15.3 do not apply to any Security or (as the case may be) Quasi-Security listed below -

19.15.4.1 any Security or Quasi-Security constituted by the Existing Finance Documents, until the first Utilisation Date;

19.15.4.2 any Security or Quasi-Security constituted by the Security Documents;

19.15.4.3 any netting or set-off arrangement entered into by an Obligor in the ordinary course of its banking arrangements for the purpose of netting its debit and credit balances;

19.15.4.4 any netting of payments under a Permitted Treasury Transaction (including netting on a close-out of a Permitted Treasury Transaction);

19.15.4.5 any lien arising by operation of law and in the ordinary course of trading; or

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19.15.4.6 any Security securing or Quasi-Security entered into with the prior written consent of the Lenders.

19.16 Disposals

19.16.1 No Obligor shall (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

19.16.2 Clause 19.16.1 does not apply to a disposal -

19.16.2.1 of Non-Performing Loans made in the ordinary course of trading of the disposing entity;

19.16.2.2 of assets in exchange for other assets comparable or superior as to type, value and quality; or

19.16.2.3 made with the prior written consent of the Lenders.

19.17 Loans or credit

19.17.1 Except as permitted under Clause 19.17.2, no Obligor shall (and shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

19.17.2 Clause 19.17.1 does not apply to any loan or credit -

19.17.2.1 made available by one Obligor to the other, provided it is subordinated in terms of the Subordination Agreement and are ceded in securitatem debiti to the Lenders in terms of the Transaction Security;

19.17.2.2 extended by an Obligor in respect of Consumer Loans on normal commercial terms and in the ordinary course of its trading activities so long as the tenor does not exceed 2 years; or

19.17.2.3 made with the prior written consent of the Lenders.

19.18 No Guarantees or indemnities

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19.18.1 Except as permitted under Clause 19.18.2, no Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

19.18.2 Clause 19.18.1 does not apply to any guarantee -

19.18.2.1 arising under the Existing Finance Documents, until the first Utilisation Date;

19.18.2.2 arising under the Finance Documents; or

19.18.2.3 expressly permitted in writing by the Lenders.

19.19 Financial Indebtedness

19.19.1 Except as permitted under Clause 19.19.2, no Obligor shall (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

19.19.2 Clause 19.19.1 does not apply to -

19.19.2.1 Financial Indebtedness arising under the Existing Finance Documents, until the first Utilisation Date;

19.19.2.2 Financial Indebtedness arising between Obligors or between a Limited Security Provider and an Obligor provided that such Financial Indebtedness is subordinated in terms of the Subordination Agreement and ceded in securitatem debiti to the Lenders in terms of the Transaction Security;

19.19.2.3 any Financial Indebtedness incurred under the Finance Documents;

19.19.2.4 any Financial Indebtedness arising under a Permitted Treasury Transaction;

19.19.2.5 the Subordinated Shareholder Loans and Claims; or

19.19.2.6 any Financial Indebtedness expressly permitted in writing by the Lenders.

19.20 Share capital

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19.20.1 Except as permitted under Clause 19.20.2, no Obligor shall (and shall ensure that no other member of the Group will) issue any shares.

19.20.2 Clause 19.20.1 above does not apply to the issue of shares by an Obligor or a member of the Group to current shareholders of that Obligor or member of the Group provided that -

19.20.2.1 the Financial Covenants are complied with;

19.20.2.2 such issue of shares does not lead to a Control Event; and

19.20.2.3 if the existing shares are subject to Transaction Security, and further shares so issued become subject to equivalent Security for the benefit of the Lenders on the same terms and conditions as the existing Transaction Security.

19.21 Treasury Transactions

19.21.1 No Obligor shall (and the Obligors shall ensure that no other member of the Covenant Group will) enter into any Treasury Transaction. This restriction does not apply to the following Treasury Transactions (each a Permitted Treasury Transaction) -

19.21.1.1 spot and forward delivery foreign exchange contracts entered into in the ordinary course of business for the purpose of hedging the interest rate contemplated in this Agreement with the Original Lender but not for speculative purposes and provided that it does not benefit from any Security; or

19.21.1.2 any Treasury Transaction expressly permitted in writing by the Lenders.

19.22 Distributions

19.22.1 Except as permitted under Clause 19.23 (Origination, Administration and Management Fees) no Obligor shall (and shall ensure that no other member of the Group will) make any Distribution without the prior written consent of the Lenders.

19.22.2 Clause 19.23.1 does not apply -

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19.22.2.1 to the ZAR20,000,000 Distribution to be made by CCC to CCMS on the first Utilisation Date as contemplated in clause 3.1.3;

19.22.2.2 to a distribution by a Borrower to its shareholders, provided that -

19.22.2.2.1 immediately prior to, and on the two Measurement Dates following, the making of such Distribution, the Obligors are and will be in compliance with the financial covenants contemplated in Clause 18.1 (Financial condition); and (ii) Obligors' Agent has, by no later than the date falling five Business Days before the date on which such payment will be made, delivered to the Lenders a combined Compliance Certificate setting out computations reflecting that the Obligors shall be in compliance with the financial covenants contemplated in Clause 18.1;

19.22.2.2.2 the Capital Adequacy Ratio is greater than 25 per cent;

19.22.2.2.3 the amount of the Distribution is immediately transferred to the relevant shareholder; and

19.22.2.2.4 no Default has occurred and is continuing, or will occur, as a result of the payment;

19.22.2.3 any Distribution by the Obligors to CCMS in terms of Clause 19.23 (Origination, Administration and Management Fees).

19.23 Origination, Administration and Management Fees

Between them, the Obligors may pay to CCMS -

19.23.1 origination and administration fees; and

19.23.2 management fees

collectively not exceeding ZAR3,000,000 per month in total (adjusted annually for year-on-year by 15%) without the prior written consent of the Lenders, provided that no Default has occurred and is continuing, or will occur, as a result of the payment.

19.24 Insolvency

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No member of the Group, nor any Limited Security Provider or Material Wider Group Company, shall, without the prior written consent of the Lenders, in the event that insolvency proceedings have commenced in relation to it, take or omit to take any step which would have the effect of reducing the amount recoverable by a Lender from any member of the Group, Limited Security Provider or Material Wider Group Company under and in terms of the Finance Documents.

19.25 Arm's length basis

No Obligor shall (and shall ensure that no other member of the Group will), without the prior written consent of the Lenders, enter into any transaction with any person except on arm's length terms, in the ordinary course of its business and for full market value.

19.26 Access

If a Default is continuing or the Lenders suspect a Default is continuing or may occur, each Obligor shall, and shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Lenders suspect a Default is continuing or may occur) permit the Lenders' accountants or other professional advisers and contractors of the Lenders free access at all reasonable times and on reasonable notice at the risk and cost of the Obligors to (a) the premises, assets, books, accounts and records of the Obligors, and (b) meet and discuss matters with senior management of the any Obligor.

19.27 Business Rescue Proceedings

In the event that business rescue proceedings have commenced in relation to any member of the Group, any Limited Security Provider or Material Wider Group Entity in accordance with the provisions of Chapter 6 of the Companies Act, no member of the Group, nor any Limited Security Provider or Material Wider Group Company shall, to the extent permitted by applicable laws, without the prior written consent of the Lenders -

19.27.1 vote to amend, approve or reject a proposed business rescue plan in relation to such business rescue proceedings in the manner contemplated in section 152(3) of the Companies Act; and/or

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19.27.2 provide, or call for, a vote of approval for the preparation and publication of a revised business rescue plan as contemplated in section 153(1) of the Companies Act; and/or

19.27.3 make a binding offer to purchase the voting interest of one or more persons who opposed the adoption of the business rescue plan in the manner contemplated in section 153(1)(b)(ii) of the Companies Act.

19.28 Further assurance

19.28.1 Each Obligor shall (and shall procure that each other member of the Group will) execute and deliver to the Lenders such Security Documents, in form and substance satisfactory to the Lenders, as may be necessary to ensure that Transaction Security is established over all of its assets that are of a type which is subject to the then existing Transaction Security or any other assets which the Lenders may require.

19.28.2 Each Obligor shall, and shall procure that each other member of the Group will, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lenders may specify (and in such form as the Lenders may require in favour of the Lenders or its nominee(s)) -

19.28.2.1 to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage bond, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lenders provided by or pursuant to the Finance Documents or by law;

19.28.2.2 to confer on the Lenders Security over any property and assets of the Obligors located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

19.28.2.3 to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

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19.28.3 Each Obligor shall, and shall procure that each other member of the Group will, take all such action as is available to it (including making all filings and registrations) as may be necessary or desirable for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lenders by or pursuant to the Finance Documents.

19.29 Financial Statements

Each Borrower shall deliver (or procure the delivery of) the audited financial statements of K2020 for the financial year ending 30 June 2024 by no later than 30 September 2025 or to such later date as agreed in writing between the Original Lender and the Obligors' Agent.

20 EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 20 is an Event of Default (save for Clause 20.17 (Acceleration)).

20.1 Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by -

20.1.1 administrative or technical error; or

20.1.2 a Disruption Event; and

20.1.3 payment is made within three Business Days of its due date.

20.2 Financial covenants

Any requirement of Clause 18 (Financial Covenants) is not satisfied.

20.3 Other obligations

20.3.1 An Obligor or a Limited Security Provider does not comply with any provision of the Finance Documents (in respect of an Obligor other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Financial covenants).

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20.3.2 No Event of Default under Clause 20.3.1 will occur, if the failure to comply is capable of remedy and is remedied within five Business Days of the earlier of (i) the Lender giving notice to the Obligors or (ii) the Obligors becoming aware of the failure to comply.

20.4 Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or a Limited Security Provider in the Finance Documents or any other document delivered by or on behalf of such Obligor or Limited Security Provider under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

20.5 Cross default

20.5.1 Any of the following occurs in respect of any member of the Group, a Limited Security Provider or a Material Wider Group Company -

20.5.1.1 any of its Financial Indebtedness (or any amount payable in respect of its Financial Indebtedness) is not paid when due (after the expiry of any originally applicable grace period);

20.5.1.2 any of its Financial Indebtedness -

20.5.1.2.1 is declared to be or otherwise becomes prematurely due and payable prior to its stated maturity or, if the Financial Indebtedness arises under a guarantee, prior to the stated maturity of the Financial Indebtedness which is the subject of the guarantee;

20.5.1.2.2 is placed on demand;

20.5.1.2.3 is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand;

20.5.1.2.4 is required to be mandatorily prepaid in full or is capable of being required to be mandatorily prepaid in full (whether or not the event giving rise to such right has been waived by the creditor); or

20.5.1.2.5 is terminated or closed out or is capable of being terminated or closed out, in each case, as a result of an event of default or any provision having a similar effect (howsoever described);

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20.5.1.3 any commitment of a provider of Financial Indebtedness to it is cancelled or suspended, or is capable of being cancelled or suspended by such provider, in each case, as a result of an event of default or any provision having a similar effect (howsoever described);

20.5.1.4 any creditor becomes entitled to declare any of its Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described), mandatory prepayment event (however described) or any provisions having a similar effect; or

20.5.1.5 any of its creditors becomes entitled to foreclose on any Security given to secure any of its Financial Indebtedness.

20.5.2 No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 20.5 is less than ZAR10,000,000 (or its equivalent in any other currency or currencies).

20.5.3 Any event of default (howsoever described) occurs under any Finance Document.

20.6 Insolvency

20.6.1 Any member of the Group, a Limited Security Provider or a Material Wider Group Company -

20.6.1.1 is unable or admits inability to pay its debts as they fall due;

20.6.1.2 is deemed to, or is declared to, be unable to pay its debts under applicable law;

20.6.1.3 suspends or threatens to suspend making payments on any of its debts; or

20.6.1.4 by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

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20.6.2 Any member of the Group, a Limited Security Provider or a Material Wider Group Company is or is deemed by any authority or legislation to be Financially Distressed (as defined in the Companies Act).

20.6.3 The value of the assets of any member of the Group, any Limited Security Provider or Material Wider Group Company is less than its liabilities (taking into account contingent and prospective liabilities).

20.6.4 A moratorium is declared in respect of any indebtedness of any member of the Group, any Limited Security Provider or Material Wider Group Company.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

20.7 Insolvency and business rescue proceedings

20.7.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to -

20.7.1.1 the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, judicial management, business rescue or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group, a Limited Security Provider or Material Wider Group Company;

20.7.1.2 a composition, compromise, assignment or arrangement with any creditor of any member of the Group, a Limited Security Provider or a Material Wider Group Company;

20.7.1.3 the appointment of a liquidator, receiver, trustee, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any member of the Group, a Limited Security Provider or a Material Wider Group Company or any of its assets; or

20.7.1.4 enforcement of any Security over any assets of any member of the Group, a Limited Security Provider or a Material Wider Group Company, or any analogous procedure or step is taken in any jurisdiction.

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20.7.2 A meeting is proposed or convened by the directors of any member of the Group, a Limited Security Provider or a Material Wider Group Company, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of such member of the Group, a Limited Security Provider or a Material Wider Group Company or any analogous procedure or step is taken in any jurisdiction.

20.7.3 Clauses 20.7.1 and 20.7.2 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed, or dismissed within 14 days of commencement.

20.8 Creditors' process

Any expropriation, attachment, enforcement, sequestration, implementation of any business rescue plan, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group, a Limited Security Provider or a Material Wider Group Company. No Event of Default will occur under this Clause 20.8 if -

20.8.1 the affected assets are not subject to any Transaction Security and the aggregate value of those assets is less than ZAR10,000,000 (ten million Rand) (or its equivalent in another currency or currencies); or

20.8.2 that expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution is being contested in good faith and with due diligence and is discharged or set aside within 14 days.

20.9 Unlawfulness and invalidity

20.9.1 It is or becomes unlawful for an Obligor or a Limited Security Provider to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under the Subordination Agreement is or becomes unlawful.

20.9.2 Any obligation or obligations of any Obligor or a Limited Security Provider under any Finance Documents are not or cease to be legal, valid, binding or enforceable.

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20.9.3 Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Subordination Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective or fails or ceases to establish the ranking and the priority of claims which it purports to create.

20.10 Cessation of business

A member of the Group or a Limited Security Provider suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business or to change the nature of its business from that undertaken at the date of this Agreement.

20.11 Audit qualification

The Auditors of any member of the Group qualify the audited annual financial statements of that member of the Group.

20.12 Expropriation

20.12.1 The authority or ability of a member of the Group or Limited Security Provider to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person.

20.12.2 Any asset which is subject to Transaction Security is seized, expropriated, nationalized, restricted or otherwise appropriated by or on behalf of any governmental, regulatory or other authority or other person

20.12.3 By the authority of any governmental, regulatory or other authority or other person:

20.12.3.1 the management of a member of the Group or Limited Security Provider is wholly or substantially replaced; or

20.12.3.2 all or a majority of the shares of a member of the Group or Limited Security Provider or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

20.13 Repudiation and rescission of agreements

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An Obligor or Limited Security Provider (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

20.14 Failure to comply with court judgment or arbitral award

Any member of the Group or Limited Security Provider fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction.

20.15 Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Obligor or Limited Security Provider or its assets.

20.16 Material adverse change

Any event or circumstance occurs which the Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

20.17 Acceleration

On and at any time after the occurrence of an Event of Default the Lenders may, by notice to the Obligors' Agent -

20.17.1 cancel all or any part of the Commitment at which time it shall immediately be cancelled;

20.17.2 declare that all or part of the outstanding Loans together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

20.17.3 declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Lenders;

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20.17.4 enforce all or any of the Security it holds under the Finance Documents; and/or

20.17.5 exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

21 CHANGES TO THE PARTIES

21.1 Cessions and delegations by the Lenders

21.1.1 Subject to this Clause 21 (Changes to the Parties), the Lender (Existing Lender) shall be entitled to cede and/or delegate (a Transfer) any or all of its rights and/or obligations under this Agreement and/or under any other Finance Document to any person (New Lender).

21.1.2 Each Obligor consents to any splitting of claims which may arise as a result of such Transfer.

21.2 Conditions of transfer

21.2.1 The consent of the Obligors' Agent is not required for a Transfer by the Existing Lender if -

21.2.1.1 the New Lender is an Affiliate of the Lender;

21.2.1.2 the New Lender is a person identified in Schedule 8 (Acceptable Lenders); or

21.2.1.3 a Default is continuing.

21.2.2 Except as detailed above, the express consent of the Obligors' Agent is required for a Transfer to a prospective New Lender. Where the consent of the Obligors' Agent to a Transfer is required that consent must not be unreasonably withheld or delayed.

21.2.3 The Obligors' Agent will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it, unless consent is expressly refused by the Obligors' Agent within that time.

21.2.4 A Transfer will only be effective if the procedure set out in Clause 21.4 (Procedure for Transfer) is complied with.

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21.3 Limitation of responsibility of Existing Lender

21.3.1 Unless expressly agreed to the contrary, the Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for -

21.3.1.1 the legality, validity, effectiveness, adequacy or enforceability of the Finance

21.3.1.2 Documents or any other documents;

21.3.1.3 the financial condition of any Obligor or Limited Security Provider;

21.3.1.4 the performance and observance by an Obligor or Limited Security Provider of its obligations under the Finance Documents or any other documents; or

21.3.1.5 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

21.3.2 Each New Lender confirms to the Existing Lender that it -

21.3.2.1 has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors or Limited Security Provider in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

21.3.2.2 will continue to make its own independent appraisal of the creditworthiness of the Obligors whilst any amount is or may be outstanding under the Finance Documents or any commitment is in force.

21.3.3 Nothing in any Finance Document obliges the Existing Lender to -

21.3.3.1 accept a re-Transfer from a New Lender of any of the rights and obligations Transferred under this Clause 21 (Changes to the Parties); or

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21.3.3.2 support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by an Obligor or Limited Security Provider of its obligations under the Finance Documents or otherwise.

21.4 Procedure for transfer

21.4.1 Subject to the conditions set out in Clause 21.2 (Conditions of transfer), a Transfer is effected in accordance with Clause 21.4.2 when the Existing Lender and the New Lender execute a duly completed Transfer Certificate.

21.4.2 On the Transfer Date -

21.4.2.1 the Transfer shall take effect under the Finance Documents so that the rights and/or obligations which are the subject of the Transfer shall be ceded and delegated by the Existing Lender to the New Lender (being the Transferred Rights and Obligations);

21.4.2.2 the Obligors and Limited Security Providers shall perform its obligations and exercise its rights in relation to the Transferred Rights and Obligations in favour of or against the New Lender, as the case may be; and

21.4.2.3 the New Lender shall become a Party as a Lender.

21.5 Costs resulting from a change of Lender

If -

21.5.1 the Lender Transfers any of its rights or obligations under the Finance Documents; and

21.5.2 as a result of circumstances existing at the date the Transfer occurs, an Obligor would be obliged to make a Tax Payment (as defined in Clause 10) or pay any Increased Cost (as defined in Clause 11), then, unless the Transfer is made by the Existing Lender in order to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if the Transfer had not occurred.

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21.6 Copy of Transfer Certificate to Obligors' Agent

The Existing Lender shall send to the Obligors' Agent a copy of each Transfer Certificate executed by it and the New Lender in accordance with Clause 21.4 (Procedure for Transfer) as soon as reasonably practicable after it has executed any such Transfer Certificate.

21.7 No cession and delegation by the Obligors

No Obligor may cede and/or delegate or otherwise transfer any or all of its rights and/or obligations under this Agreement and/or under any other Finance Document.

22 PAYMENT MECHANICS

22.1 Payments to the Lender

22.1.1 On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lenders (unless a contrary indication appears in a Finance Document) in ZAR for value by no later than 11h00 (Johannesburg time) on the due date therefor.

22.1.2 Payment shall be made into such account in South Africa with such bank as the Lenders specify.

22.2 Partial payments

22.2.1 If the Lenders receive a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lenders shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order -

22.2.1.1 first, in or towards payment of any unpaid fees, costs and expenses of any Lender under the Finance Documents;

22.2.1.2 secondly, in or towards payment of any accrued interest, fees or commission due but unpaid under this Agreement on a pro rata and pari passu basis;

22.2.1.3 thirdly, in or towards payment of any principal due but unpaid under this Agreement on a pro rata and pari passu basis; and

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22.2.1.4 fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents.

22.2.2 Clause 22.2.1 will override any appropriation made by an Obligor.

22.3 No set-off by an Obligor

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

22.4 Business Days

22.4.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

22.4.2 During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

22.5 Currency of account

22.5.1 Subject to Clauses 22.5.2 and 22.5.3, ZAR is the currency of account and payment for any sum due from an Obligor under any Finance Document.

22.5.2 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

22.5.3 Any amount expressed to be payable in a currency other than ZAR shall be paid in that other currency.

22.6 Disruption to Payment Systems etc.

If the Lenders determines (in their discretion) that a Disruption Event has occurred or the Lenders are notified by the Obligors' Agent that a Disruption Event has occurred -

22.6.1 the Lenders may, and shall if requested to do so by the Obligors' Agent, consult with the Obligors' Agent with a view to agreeing with the Obligors' Agent such changes to the operation or administration of the Facility as the Lenders may deem necessary in the circumstances;

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22.6.2 the Lenders shall not be obliged to consult with the Obligors' Agent in relation to any changes mentioned in Clause 22.6.1 if, in their opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

22.6.3 any such changes agreed upon by the Lenders and the Obligors' Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 28 (Amendments and Waivers); and

22.6.4 the Lenders shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 22.6.

23 SET-OFF

A Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Lender) against any matured obligation owed by that Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

24 NOTICES

24.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

24.2 Addresses

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The physical address and email address (and the department or officer, if any, for whose attention the communication is to be made) (as applicable) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is -

24.2.1 In the case of the Obligors:

24.2.2 Physical: President Place, Jan Smuts Ave &, Bolton Rd, Rosebank,

 Johannesburg, 2196

Email: XXX@XXX

Attention: XXX

24.2.3 In the case of the Original Lender:

Physical: 16th Floor

 1 Merchant Place

 Cnr Fredman and Rivonia Road

 Sandton 2196

 South Africa

Email: XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

 XXX@XXX

Attention: Head of Transaction Management - Investment Banking Division,

or any substitute physical address or email address or department or officer as any Party may notify to the other Parties by not less than five Business Days' notice.

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24.3 Domicilia

24.3.1 Each of the Parties chooses its physical address provided under or in connection with Clause 24.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement or any other Finance Document may be served.

24.3.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to Clause 24.4 (Delivery).

24.4 Delivery

24.4.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will -

24.4.1.1 if made by way of email, be deemed to have been received on the date of transmission;

24.4.1.2 if delivered by hand, be deemed to have been received at the time of delivery; and

24.4.1.3 if delivered by way of courier service, be deemed to have been received on the date of delivery,

and provided, if a particular department or officer is specified as part of its address details provided under Clause 24.2 (Addresses), if such communication or document is addressed to that department or officer.

24.4.2 Any communication or document to be made or delivered to a Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer of the Lender's specified in Clause 24.2 (Addresses) (or any substitute department or officer as the Lender shall specify for this purpose).

24.5 Obligors' Agent

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24.5.1 All communications under the Finance Documents to or from an Obligor (other than the Obligors' Agent) must be sent through the Obligors' Agent.

24.5.2 All communications under the Finance Documents to or from the Obligors' Agent must be sent through the Lenders.

24.5.3 In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

24.5.4 Any communication given to the Obligors' Agent in connection with a Finance Document will be deemed to have been given also to the other Obligors.

24.5.5 A Lender may assume that any communication made by the Obligors' Agent on behalf of an Obligor is made with the knowledge and consent of that Obligor.

24.6 English language

Any notice or other document given under or in connection with any Finance Document must be in English.

25 CALCULATIONS AND CERTIFICATES

25.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lenders are prima facie evidence of the matters to which they relate.

25.2 Certificates and Determinations

Any certification or determination by a Lender of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

25.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year).

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26 PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term "inoperable" in this Clause 26 shall include, without limitation, inoperable by way of suspension or cancellation.

27 REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of a Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28 AMENDMENTS AND WAIVERS

28.1 Any term of the Finance Documents may be amended or waived only with the consent of the Lenders and, other than in respect of a waiver, the Obligors and any such amendment or waiver will be binding on all Parties.

28.2 No amendment or waiver contemplated by this Clause 28 shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

29 CONFIDENTIALITY

29.1 Confidential Information

The Lenders agree to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

29.2 Disclosure of confidential information

A Lender may disclose -

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29.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 29.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

29.2.2 to any other person -

29.2.2.1 to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and obligations under this Agreement and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

29.2.2.2 with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Obligors' and to an Obligor's Affiliates, Related Funds, Representatives and professional advisers;

29.2.2.3 appointed by any Lender or by a person to whom Clauses 29.2.2.1 or 29.2.2.2 applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

29.2.2.4 who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clauses 29.2.2.1 or 29.2.2.2;

29.2.2.5 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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29.2.2.6 to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

29.2.2.7 who is a Party;

29.2.2.8 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to any Lender, the Finance Documents and/or the Obligors. or

29.2.2.9 with the consent of the Obligors' Agent;

in each case, such Confidential Information as the Lender shall consider appropriate if -

29.2.2.10 in relation to Clauses 29.2.2.1, 29.2.2.2 and 29.2.2.3, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

29.2.2.11 in relation to Clause 29.2.2.4, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

29.2.2.12 in relation to Clauses 29.2.2.5, 29.2.2.6 and 29.2.2.7, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

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29.3 Entire agreement

This Clause 29 constitutes the entire agreement between the Parties in relation to the obligations of the Lenders under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

29.4 Inside information

The Lenders acknowledge that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lenders undertake not to use any Confidential Information for any unlawful purpose.

29.5 Notification of disclosure

Each Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

29.5.1 of the circumstances of any disclosure of Confidential Information made pursuant to Clause 29.2.2.5 except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

29.5.2 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29.

29.6 Continuing obligations

The obligations in this Clause 29 are continuing and, in particular, shall survive and remain binding on the Lenders for a period of 12 Months from the earlier of -

29.6.1 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and the Commitment has been cancelled or otherwise ceases to be available; and

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29.6.2 the date on which the Lender otherwise ceases to be a Lender.

30 RENUNCIATION OF BENEFITS

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

31 COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32 WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

33 SOLE AGREEMENT

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

34 NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document in regard to the subject matter thereof.

35 EXTENSIONS AND WAIVERS

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder or enforcement of any right arising from any Finance Document and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or novation of, or otherwise affect any of that Party's rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document.

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36 INDEPENDENT ADVICE

Each Obligor acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each Obligor acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

37 GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

38 JURISDICTION

38.1 The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Division, Johannesburg) (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement or any non- contractual obligation arising out of or in connection with this Agreement) (a Dispute).

38.2 The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

38.3 This Clause 38 is for the benefit of the Lenders only. As a result, the Lenders shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders may take concurrent proceedings in any number of jurisdictions.

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SCHEDULE 1 CONDITIONS PRECEDENT

1 Obligors and Limited Security Providers

1.1 A copy of the constitutional documents of the Obligors and Limited Security Providers or confirmation that any conditional documents most recently delivered to the Original Lender remain in full force and effect.

1.2 A copy of a resolution of the board of directors of the Obligors and the Limited Security Providers -

1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

1.2.2 authorising it, for all purposes required under sections 45 and/or 46 of the Companies Act (as applicable), to provide the "financial assistance" and to make any "distribution" that may arise as a result of its entry into the Finance Documents to which it is a party;

1.2.3 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

1.2.4 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3 To the extent required by the Companies Act or other applicable law, and with reference to the constitutional documents of the Obligors and the Limited Security Providers, a copy of a resolution including, without limitation, all resolutions required in terms of sections 45 and 46 of the Companies Act, duly passed by (i) the holders of the issued shares; and/or (ii) the directors, of that person, approving the terms of, and the transactions contemplated by, the Finance Documents to which that person is a party.

1.4 A duly completed and executed Closing Certificate from the Borrowers (signed by a director).

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2 Finance Documents

A copy of each Finance Document.

3 Legal opinion

3.1 A legal opinion from Werksmans Inc dealing with the -

3.1.1 validity, legality and enforceability of the Finance Documents; and

3.1.2 capacity and authority of the Obligors and Limited Security Providers, substantially in the form distributed to the Original Lender prior to signing this Agreement.

4 Other documents and evidence

4.1 The Original Lender has received all necessary internal credit approvals.

4.2 The Original Lender has received evidence to its satisfaction that all documents, agreements, instruments, and deliverables required to be delivered in connection with the Security Documents on or prior to the Closing Date will be delivered to the person entitled to delivery of same in terms thereof.

4.3 The Original Financial Statements.

4.4 A copy of any other Authorisation or other document, opinion or assurance which the Original Lender considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

4.5 Evidence satisfactory to the Original Lender that the fees, costs and expenses then due from the Borrowers pursuant to Clause 9 (Fees) and Clause 14 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

Cash Connect - RCF Agreement

4.6 Such documentation and other evidence as is reasonably requested by the Original Lender in order for the Original Lender to carry out and be satisfied it has complied with all necessary "know your customer" or similar identification procedures under applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

SCHEDULE 2 - UTILISATION REQUEST

From:   [Relevant Borrower]

To:  FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Dated: [●]

Dear Sirs

REVOLVING CREDIT FACILITY AGREEMENT, CONCLUDED ON OR ABOUT [●] 20__
(the Agreement)

1 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2 We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:  [●] (or, if that is not a Business Day, the next Business Day)

Amount:  ZAR[●] (or, if less, the applicable Available  Facility)

3 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4 [The proceeds of this advance of the Loan shall be disbursed as follows:

4.1 [●]]

5 [The proceeds of this advance of the Loan should be credited to the following bank account:

 Bank:  [●]

 Branch:  [●]

Branch code:  [●]

Cash Connect - RCF Agreement

Account number:  [●]

 Reference:  [●].]

6 This Utilisation Request is irrevocable.

Yours faithfully

_______________________________

authorised signatory for [●] Proprietary Limited

Cash Connect - RCF Agreement

SCHEDULE 3 - FORM OF COMPLIANCE CERTIFICATE

To:  First Rand Bank Limited (acting through its Rand Merchant Bank division) (Lender)

From:   Cash Connect Capital Proprietary Limited (as Obligors' Agent)

Dated: [●]

Dear Sirs

REVOLVING CREDIT FACILITY AGREEMENT, CONCLUDED ON OR ABOUT [●]
20__(the Agreement)

1 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2 We confirm that as at [relevant testing date]:

2.1 the following financial ratios referred to in Clause 18.1 (Financial condition) of the Agreement were at the levels set out below:

	Financial Covenant Ratio	Actual Covenant Level	Compliance [Y / N]
1.	Capital Adequacy Ratio	[●]	[●]

2.2 the representations and warranties contained in Clause 16 (Representations) are true and correct.

3 We confirm that no Default is continuing.

[insert signatures]

Cash Connect - RCF Agreement

SCHEDULE 4 - FORM OF CLOSING CERTIFICATE

To:  FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (as Lender)

From:   [●] PROPRIETARY LIMITED (the Company)

Dated: [●]

Dear Sirs

REVOLVING CREDIT FACILITY AGREEMENT, CONCLUDED ON OR ABOUT [●],
20__(the Agreement)

1 We refer to the Agreement. This is a Closing Certificate. Terms defined in the Agreement have the same meaning when used in this Closing Certificate unless given a different meaning in this Closing Certificate.

2 We confirm that as at the date hereof -

2.1 no Default and/or Event of Default and/or Material Adverse Effect has occurred and is continuing nor is any Default and/or Event of Default and/or Material Adverse Effect likely to occur; and

2.2 the representations and warranties of the Company in the Finance Documents to which it is a party are true and correct as at the date hereof.

3 I, the undersigned, being a duly authorised director of the Company, hereby certify that -

3.1 in relation to the Agreement -

3.1.1 [borrowing][guaranteeing][securing] the Commitment would not cause any [borrowing][guarantee][security] limit on the Company to be exceeded;

3.1.2 each copy document relating to the Company specified in Schedule 1 (Conditions Precedent) of the Agreement is correct, complete and in full force and effect and has not been amended or superseded as at the date hereof;

3.2 the provisions of Section 75 of the Companies Act No. 71 of 2008 were duly complied with when passing the directors resolution contemplated in Schedule 1 (Conditions Precedent) of the Agreement; and

Cash Connect - RCF Agreement

3.3 the specimen signature(s) of the duly authorised signatory(ies) of the Company which has executed the Finance Documents evidenced below are the true signature(s) of such signatory(ies):

NAME	TITLE	SIGNATURE
Director
Director
Authorised Signatory

Signed on behalf of:

_____________________________________

[●] PROPRIETARY LIMITED

Name:

Title: Director

Cash Connect - RCF Agreement

SCHEDULE 5 - FORM OF CONFIDENTIALITY UNDERTAKING

To:  [Insert name of Potential Purchaser/Purchaser's agent/broker]

 [●]

 [●]

Dated: [●]

Dear Sirs,

REVOLVING CREDIT FACILITY AGREEMENT, DATED [●] 20__
(the Agreement)

We understand that you are considering [acquiring]1 an interest in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1 Confidentiality Undertaking

You undertake:

1.1 to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2 to keep confidential and not disclose to anyone except as provided for by paragraph 2 the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

1.3 to use the Confidential Information only for the purpose of considering and evaluating whether to enter into the Finance Documents (the Permitted Purpose); and

1 Delete if addressee is acting as broker or agent.

Cash Connect - RCF Agreement

1.4 not to make any enquiries, relating directly or indirectly to the Finance Documents from the Borrowers or any of its officers, directors, employees or professional advisors.

2 Permitted Disclosure

We agree that you may disclose such Confidential Information and such of those matters referred to in paragraph 1.2 as you shall consider appropriate:

2.1 to your Affiliates, officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2 to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

2.3 with the prior written consent of us and the Obligors' Agent.

3 Notification of Disclosure

You agree (to the extent permitted by law and regulation) to inform us:

3.1 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 2.2 except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2 upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4 Return of Copies

Cash Connect - RCF Agreement

If you do not participate in the Facility and we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with reasonable internal policy, or where the Confidential Information has been disclosed under paragraph 2.2.

5 Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations of this letter shall cease on the earlier of (a) the date on which you become a party to, or otherwise acquire (by assignment or sub-participation) an interest, direct or otherwise in the Agreement; (b) 12 months after you have (i) returned all Confidential Information supplied to you by us and (ii) destroyed or permanently erased all copies of the Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 (other than sub-paragraph 2.1) or which, pursuant to paragraph 4, are not required to be returned or destroyed); or (c) 24 months after the date of this letter.

6 No Representation; Consequences of Breach, etc.

You acknowledge and agree that:

6.1 neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the Obligors or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or the Obligors or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

Cash Connect - RCF Agreement

6.2 we or the Obligors may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or the Obligors may be granted an interdict or specific performance for any threatened or actual breach of the provisions of this letter by you.

7 Entire Agreement; No Waiver; Amendments, etc.

7.1 This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2 No party to this letter shall be bound by any express or implied term, representation, warranty, promise of the like, not recorded in this letter.

7.3 No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.4 The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8 Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9 Nature of Undertakings

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Obligors.

10 Governing Law and Jurisdiction

10.1 This letter and the agreement constituted by your acknowledgement of its terms and any non- contractual obligations arising out of or in connection with it (including any noncontractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by South African law.

Cash Connect - RCF Agreement

10.2 The courts of South Africa have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this letter or the negotiation of the transaction contemplated by this letter).

11 Definitions

In this letter, terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and Confidential Information means any information relating to Borrower, the Group and the Agreement provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

12 Please acknowledge your agreement to the above by signing and returning the enclosed copy.

[insert signatures]

Cash Connect - RCF Agreement

SCHEDULE 6 - FORM OF TRANSFER CERTIFICATE

To:  FirstRand Bank Limited (acting through its Rand Merchant Bank division), as Lender

 [●]   [●]

From:  [the existing Lender] (the Existing Lender) and [the new Lender] (the New Lender)

Dated: [●]

Dear Sirs,

REVOLVING CREDIT FACILITY AGREEMENT, DATED [●] 20__ (the Agreement)

1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2 We refer to Clause 21.4 (Procedure for Transfer):

2.1 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by cession and delegation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 21.2.

2.2 The proposed Transfer Date is [●].

2.3 The physical address of the New Lender, email address and attention details for notices of the New Lender for the purposes of Clause 24.2 are set out in the Schedule.

3 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 21.3.

4 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5 This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by South African law.

Cash Connect - RCF Agreement

6 This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[EXISTING LENDER]

By:

[NEW LENDER]

By:

THE SCHEDULE Commitment/rights and obligations to be transferred

[insert relevant details, including applicable Commitment (or part) and participation in the Loan]

[EXISTING LENDER]

By:

[NEW LENDER]

By:

Cash Connect - RCF Agreement

SCHEDULE 7 - COMMERCIAL TERMS IN RESPECT OF CONSUMER LOANS

1. Business must have been trading for 3 years with sufficient cash flow serviceability.

2. Director have 3 years of experience in the business, or similar industry.

3. 12 months of bank history, 6 months of bank history for Vault Customers.

4. No Judgements on company or directors.

5. Above R1,000,000 per month average turnover for Capital Connect customers.

Between R500,000 and R1,000,000 per month average turnover for Capital Lite. Capital Lite loans will be capped at 20% of the total loan advances of the Group.

6. At least 95% of the total loan book are loans with an original tenor of not greater than 12 months.

7. Total maximum loan size equal to 7% × average turnover p.a.

8. There cannot be any existing borrowings from other short term lenders

For purposes of this Schedule 7 (Commercial Terms in respect of Consumer Loans), the following words and expressions bear the following meanings:

Capital Lite means customers with a monthly turnover of between R500,000 to R1,000,000;

Vault Customers means any person that has entered into cash management arrangements with CCMS in terms of which CCMS provides cash management services to that person;

Cash Connect - RCF Agreement

SCHEDULE 8 - ACCEPTABLE LENDERS

1. South African Banks

1.1 Absa Bank Limited

1.2 The Standard Bank of South Africa Limited

1.3 Investec Bank Limited

1.4 FirstRand Limited

1.5 Nedbank Group Limited

2. Financial institutions

2.1 Aluwani Capital Partners

2.2 Ashburton Fund Managers Proprietary Limited

2.3 Futuregrowth Asset Management Proprietary Limited

2.4 Liberty Group Limited

2.5 Ninety One SA Proprietary Limited

2.6 Sanlam Life Insurance Limited

3. Affiliates

Any affiliate, subsidiary or holding company of the banks or financial institutions listed in this Annexure, and any fund or entity managed by any of them or any of their affiliates.

1

Cash Connect - RCF Agreement

SIGNATURE PAGES

Signed at	on	2025

	for	FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as Original Lender)
		/s/ Eric Mphohoni
		who warrants that he is duly authorised hereto

		Eric Mphohoni
		Name of Signatory

		Authorised
		Designation

	for	FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as Lender)
		/s/ Kedy Mazibuko
		who warrants that he is duly authorised hereto

		Kedy Mazibuko
		Name of Signatory

		Authorised
		Designation

2

Cash Connect - RCF Agreement

Signed at	on	2025

	for	CASH CONNECT CAPITAL PROPRIETARY LIMITED (as Borrower, Guarantor and Obligors' Agent)
		/s/ Seth Angel
		who warrants that he is duly authorised hereto

		Seth Angel
		Name of Signatory

		CFO Merchant Division
		Designation

1

Cash Connect - RCF Agreement

Signed at	on	2025

	for	K2020 CONNECT PROPRIETRAY LIMITED (as Borrower and Guarantor)
		/s/ Seth Angel
		who warrants that he is duly authorised hereto

		Seth Angel
		Name of Signatory

		CFO Merchant Division
		Designation

1